EXHIBIT 2.1

                            SHARE EXCHANGE AGREEMENT


     SHARE EXCHANGE AGREEMENT (this "Agreement"), by and among HYDROGEL DESIGN SYSTEMS, INC., a Delaware corporation ("HDS") having an address at 305 Madison Avenue, Suite 4510, New York, NY 10165, NESCO INDUSTRIES, INC., a Nevada corporation ("Nesco") having an address at 22-09 Queens Plaza North, Long Island City, NY 11101, certain stockholders of HDS signatory hereto (the "HDS Signatory Stockholders"), and certain stockholders of Nesco signatory hereto (the "Nesco Signatory Stockholders"), effective as of the date on which HDS Signatory Stockholders holding the minimum number of shares of HDS securities, as set forth herein, and the other parties shall have executed and delivered this Agreement.

     WHEREAS, HDS, Nesco, the HDS Signatory Stockholders and the Nesco Signatory Stockholders wish to enter into an agreement for, inter alia, the exchange of outstanding securities of HDS for securities of Nesco in a transaction intended to be a tax-free exchange pursuant to Sections 351 and 368 of the Internal Revenue Code of 1986, subject to the terms and conditions set forth in this Agreement (the "Exchange");

     NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements contained herein, the parties hereto, intending to be legally bound, do hereby agree as follows:

1.   INCORPORATION OF RECITALS; CERTAIN DEFINITIONS; CONSTRUCTION.

     1.1 Recitals. The recitals set forth above are incorporated unto this Agreement as if they were set forth in full in the body of this Agreement.

     1.2 Certain Definitions. As used in this Agreement, the following terms shall have the following respective meanings::

          "Accredited Investor" has the meaning given to such term in Rule 501 of Regulation D.

          "Additional  Capitalization  Amendment"  has the  meaning set forth in
     Section 4.1.

          "Adviser"means Ariel Holdings, LLC, a limited liability company.

          "Adviser Shares"has the meaning set forth in Section 6.3.

          "Affiliate" means (i) a Person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with the Person specified; or (ii) any relative or spouse of such Person, or any relation of such spouse, who has the same home as such Person. As used in this definition, the term "control" (including the terms "controlling," "controlled by" and "under common control") means the possession, direct or indirect, of the power, whether exercised or not, to direct or cause the acquisition and/or disposition by such Person of

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     securities  of the other  Person,  whether  through the ownership of voting securities or otherwise.

          "Applicable Trading Price" means the lesser of (i) the average closing bid price per share of Nesco Common for the thirty (30) consecutive Trading Days prior to the Closing Date, as adjusted to reflect the Reverse Split by multiplying such price by the number of shares of Nesco Common that became one share thereof in the Reverse Split, and (ii) the average closing bid price per share of Nesco Common for the thirty (30) consecutive Trading Days commencing on the 31st day following the effective date of the Reverse Split (the "Post-Split Period"); provided, however, whenever this Agreement provides for application of the Applicable Trading Price at any time prior to commencement of the Post-Split Period, the Applicable Trading Price shall be the price determined under clause (i) of this paragraph.

          "Blue Sky Law" means the securities laws and regulations of the various states of the United States, Puerto Rico and the District of Columbia.

          "Certificate of Designation" has the meaning set forth in Section 4.8

          "Closing" means the closing of the Exchange.

          "Closing Date" means the date of the Closing as set forth in Section 7.2.

          "Closing Transactions" has the meaning set forth in Section 7.2.

          "Code" means the United States Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder, and any successor law, rules and regulations.

          "DGCL" means the Delaware General Corporation Law.

          "Employment Agreement" means the employment agreement to be entered into by Nesco and Matthew Harriton pursuant to Section 8.1.

          "Encumbrance" means any mortgage, charge, claim, community property interest, lien, option, pledge, security interest, pre-emptive right, right of first refusal or restriction, including restriction on use, voting, transfer, receipt of income or exercise of any other attribute of ownership, or any other adverse claim of any kind.

          "Environmental Laws" means any federal, state, local or foreign law (including, without limitation, common law), treaty, judicial decision, regulation, rule, judgment, order, decree, injunction, permit or governmental restriction or requirement or any agreement with any governmental authority or other third party, relating to human health and safety or the environment and arising from the use, presence, disposal, discharge or release of pollutants, contaminants, wastes or chemicals or any toxic, radioactive, ignitable, corrosive, reactive or otherwise hazardous substances, wastes or materials.

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          "Environmental Permits" mean, with respect to any person, all permits,
     licenses,   franchises,   certificates,   approvals   and   other   similar
     authorization of governmental authorities relating in any way to, the business of such person as currently conducted.

          "ERISA" means the United States Employee Retirement Income Security Act of 1974.

          "Exchange" means the exchange of Nesco securities for HDS securities on the Closing Date pursuant to the terms of this Agreement.

          "Exchange Act" means the United States Securities Exchange Act of 1934, as amended.

          "GAAP"   means   generally   accepted   U.S.   accounting   principles
     consistently applied.

          "Governmental Authority" means any court, tribunal, authority, agency, commission, bureau, department, arbitrator or official or other instrumentality of the United States or any other country or any provincial, state, local, county, city or other political subdivision.

          "Governmental Permit" means any license, franchise, permit or other authorization, consent or approval of any Governmental Authority.

          "Harriton Option" has the meaning set forth in Section 8.2.

          "HDS" means Hydrogel Design Systems, Inc., a Delaware corporation.

          "HDS Balance Sheet" has the meaning set forth in Section 10.9

          "HDS Balance Sheet Date" has the meaning set forth in Section 10.9

          "HDS Board" means the Board of Directors of HDS.

          "HDS Common" means common stock of HDS, par value $0.0001 per share.

          "HDS Common Stockholders" means the current holders of HDS Common.

          "HDS Common Warrants" has the meaning set forth in Section 3.3.2.

          "HDS Disclosure Schedule" means the disclosure schedule of HDS attached as Exhibit B to this Agreement.

          "HDS Officer Debt" has the meaning set forth in Section 6.2.

          "HDS Options" means options outstanding on the date hereof to purchase shares of HDS Common.

          "HDS Preferred Warrants" has the meaning set forth in Section 3.3.2.

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          "HDS Preferred Stockholders" means the current holders of HDS Series B
     Preferred.

          "HDS Preferred Warrantholders" means the current holders of HDS Preferred Warrants.

          "HDS Securities" means the HDS Common, the HDS Preferred, the HDS Options, the HDS Warrants and the HDS Term Debt.

          "HDS Series B Preferred" means the Series B Convertible Preferred Stock of HDS, par value $0.0001 per share.

          "HDS Signatory Stockholders" means the current holders of HDS Common who are identified as signatories to this Agreement in their capacity as such holders.

          "HDS Stockholders" means the HDS Signatory Stockholders and all other holders of HDS Common and/or HDS Series B Preferred immediately prior to the Closing.

          "HDS Term Debt" has the meaning set forth in Section 6.2.

          "HDS Warrants" means the HDS Common Warrants and the HDS Preferred Warrants.

          "Intellectual Property Right" means any right to use, whether through ownership, licensing or otherwise, or any title to, any patents, trademarks, service marks, trade names, copyrights, trade secrets and other proprietary rights and processes.

          "Investor Statement" has the meaning set forth in Section 6.1.3.

          "Letter of Intent" means that certain letter of intent, dated as of December 2003, by and among HDS and Nesco with respect to the Exchange.

          "Lien" means any lien, pledge, hypothecation, levy, mortgage, deed of trust, security interest, claim, lease, charge, option, right of first refusal, easement, or other real estate declaration, covenant, condition, restriction or servitude, transfer restriction under any Stockholder or similar agreement, encumbrance, other adverse claim of any kind or any other restriction or limitation whatsoever.

          "Lock-Up" has the meaning set forth in Section 13.10.

          "Material Adverse Effect" means any change, effect, event, occurrence or state of facts that has had, or would reasonably be expected to have, a material adverse effect on the business, financial condition or results of operations of the entity in question and its subsidiaries, if any, taken as a whole.

          "NAC Entities" means,  collectively,  Nesco's  subsidiaries,  National
     Abatement Corporation, a Delaware corporation, NAC/Indoor Air Professionals, Inc., a New York corporation, and NAC Environmental Services, Inc., a Delaware corporation.

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          "NAC Shares" has the meaning set forth in Section 4.5.

          "Nesco" means NESCO Industries, Inc., a Nevada corporation.

          "Nesco Balance Sheet" has the meaning set forth in Section 9.1.

          "Nesco Balance Sheet Date" has the meaning set forth in Section 9.1.

          "Nesco Board" means the Board of Directors of Nesco.

          "Nesco Common" means common stock of Nesco, par value $0.001 per share.

          "Nesco Conversion Shares" has the meaning set forth in Section 4.2.

          "Nesco Debentures" means convertible debentures of Nesco to be issued pursuant to Sections 4.5 and 6.2.

          "Nesco Debenture Shares" means shares of Nesco Common to be issued upon conversion of the Nesco Debentures.

          "Nesco Disclosure Schedule" means the disclosure schedule of Nesco attached as Exhibit A to this Agreement.

          "Nesco Exchange Options" has the meaning set forth in Section 6.1.4.

          "Nesco  Exchange   Securities"  means  Nesco  Exchange  Shares,  Nesco
     Exchange Options and Nesco Exchange Warrants.

          "Nesco Exchange Shares" means the shares of Nesco Common (including Nesco Debenture Shares) and/or Nesco Series B Preferred to be issued by Nesco in exchange for HDS Securities at the Closing or any Subsequent Closing(s) and the shares of Nesco Common to be issued to the holders of Nesco Series B Preferred following the filing of the Additional Capitalization Amendment, all pursuant to the terms of this Agreement. Whenever this Agreement provides for conversion or exchange of securities or debt for Nesco Common, at the option of the company, at any time prior to the filing of the Additional Capitalization Amendment, Nesco Series B Preferred representing such number of shares of Nesco Common may be issued in lieu of the Nesco Common.

          "Nesco Exchange Warrants" has the meaning set forth in Section 6.1.4.

          "Nesco  Information  Statement"  has the  meaning set forth in Section
     4.10.

          "Nesco Name Change" has the meaning set forth in Section 4.7.

          "Nesco Series A Preferred" means the 10% Series A Convertible Preferred Stock, par value $0.001 per share, of Nesco.

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          "Nesco Preferred  Conversion"  means the conversion of outstanding and issuable shares of Nesco Series A Preferred into Nesco Common as described in Section 4.2.

          "Nesco Preliminary Information Statement" has the meaning set forth in
     Section 4.9.

          "Nesco SEC Filings" has the meaning set forth in Section 9.9.1.

          "Nesco Series B Preferred" means the convertible Series B Preferred Stock of Nesco, par value $0.001 per share, to be issued by Nesco in connection with the Exchange on the terms and conditions set forth in
     Section 4.8.

          "Nesco Special Warrants" has the meaning set forth in Section 3.1.4.

          "Nesco Stockholder Debt" has the meaning set forth in Section 4.4.

          "Nesco's 2003 Annual Report" means the annual report of Nesco on Form 10-KSB for the year ended April 30, 2004.

          "Nesco Warrant Conversion" has the meaning set forth in Section 4.3.

          "Nesco Warrant Shares" means the shares of Nesco Common to be issued upon the Nesco Warrant Conversion as provided in Section 4.3.

          "Nesco Warrants" has the meaning set forth in Section 3.1.4.

          "NRS" means the Nevada Revised Statutes as currently in effect or hereafter amended, and any successor statute(s).

          "OTCBB" means the Over-the-Counter Bulletin Board.

          "Person" means any individual, group, corporation, company, partnership, limited liability company or partnership, association, trust or other entity or organization, including any government or political subdivision or any agency or instrumentality of either.

          "Regulation  D" means  Regulation D promulgated  under the  Securities
     Act.

          "Regulation  FD" means  Regulation FD  promulgated  under the Exchange
     Act.

          "Reverse Split" has the meaning set forth in Section 4.6.

          "Reverse Split Amendment" means a certificate of amendment to the certificate of Incorporation of Nesco to be filed by Nesco following the Closing to change Nesco's name and effectuate the Reverse Split and any other changes to Nesco's articles of incorporation required to consummate the Exchange and any other transactions contemplated hereby or by the Nesco Information Statement.

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          "Rule 144"  means Rule 144  promulgated  under the  Securities  Act as currently in effect or hereafter amended and any successor rule.

          "SEC" means the United States Securities and Exchange Commission, or any successor body.

          "Securities Act" means the United States Securities Act of 1933, as amended, or any successor statute.

          "Seller" means each HDS Signatory Stockholder and each other Person who participates in the Exchange, complies with the requirements for participation set forth in this Agreement and is the beneficial owner of
     (i) any outstanding voting securities of HDS or (ii) any other security or securities of HDS, including the HDS Term Debt, which may be exchanged for any security of Nesco pursuant to the terms of this Agreement.

          "Standstill  Agreement"  means  the  covenants,   representations  and
     warranties of the parties contained in Section 13.4.

          "Subsequent Closing Date" has the meaning set forth in Section 6.1.5.

          "Taxes" means any and all federal, state, local, foreign or other taxes of any kind (together with any and all interest, penalties, additions to tax and additional amounts imposed with respect thereto) imposed by any taxing authority including, without limitation, taxes or other charges on or with respect to income, franchises, windfall or other profits, gross receipts, sales, use, capital stock, payroll, employment, social security, workers' compensation, unemployment compensation or net worth, and taxes or other charges in the nature of excise, withholding, ad valorem or value added.

          "Termination Date" means the date of termination of this Agreement as set forth in Section 16.2.

          "Trading Day" means a day on which trades may be effected in the Pink Sheets or any system of automated dissemination of quotations of securities prices, including the OTCBB.

          "Transaction Documents" means this Agreement (including all exhibits hereto), the Additional Capitalization Amendment, the Reverse Split Amendment, the Harriton Option, the Employment Agreement, the Nesco Information Statement and all other documents and instruments delivered by HDS or Nesco pursuant to this Agreement.

     1.3 Gender; Number; Certain Definitions, References. The headings of Sections in this Agreement are provided for convenience only and shall not affect its construction or interpretation. In this Agreement (i) words denoting the singular include the plural and vice versa, (ii) "it" or "its" or words denoting any gender include all genders, (iii) the word "including" shall mean "including, without limitation," whether or not expressed, (iv) any reference to a statute shall mean the statute and any regulations thereunder in force as of the date of this Agreement or the Closing, as applicable, unless otherwise expressly provided, (v) any reference herein to a Section, Schedule or Exhibit refers to a Section of or a Schedule or Exhibit to this Agreement, unless otherwise stated, and (vi) when calculating the period of time within or

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following  which  any act is to be done or steps  taken,  the date  which is the reference day in calculating such period shall be excluded and if the last day of such period is not a Business Day, then the period shall end on the next day following that is a Business Day. Each party acknowledges that such party has been advised and represented by counsel in the negotiation, execution and delivery of this Agreement and accordingly agrees that if an ambiguity exists with respect to any provision of this Agreement, such provision shall not be construed against any party because such party or its representatives drafted such provision.

     1.4 Beneficial Ownership. Except as otherwise expressly provided herein, all references in this Agreement to beneficial ownership of any securities shall mean beneficial ownership thereof calculated in accordance with Section 13-d of the Exchange Act and the rules promulgated thereunder.


2. PLAN OF REORGANIZATION. The transactions contemplated by this Agreement are intended to be a reorganization under both Sections 351 and 368(a)(1)(B) of the Code. Upon the terms and subject to the conditions contained in this Agreement and on the basis of the representations, warranties and covenants contained herein: (a) at the Closing, (i) the HDS Signatory Stockholders shall exchange and (ii) any other Seller electing to participate in the Exchange who complies with the requirements for participation set forth in Section 6 on or prior to the Closing Date may exchange, all of their outstanding HDS Securities for Nesco Exchange Securities pursuant to the terms of Section 6.1; and (b) at each closing on a Subsequent Closing Date, each additional Seller that elects to participate in the Exchange and complies with such requirements for participation following the Closing Date may exchange all of their outstanding HDS Securities for Nesco Exchange Securities pursuant to the terms of Section
6.1 (the "Exchange").


3. CAPITALIZATION.

     3.1 Capitalization of Nesco. Nesco covenants, represents and warrants that:

          3.1.1 On the date hereof, Nesco's authorized capital stock consists of: 25,000,000 shares of Nesco Common and 1,000,000 shares of Nesco Series A Preferred.

          3.1.2 On the date hereof, Nesco has 6,769,963 shares of Nesco Common issued and outstanding. On the date hereof, Nesco has 512,500 shares of Nesco Series A Preferred issued and outstanding, and another 270,651 shares of Nesco Series A Preferred are issuable as stock dividends in kind to the current holders of outstanding Nesco Series A Preferred or otherwise. Each share of Nesco Series A Preferred issued and outstanding or issuable is convertible, on the date hereof, at the option of the holder into the number of shares of Nesco Common set forth on Section 3.1.2 of the Nesco Disclosure Schedule.

          3.1.3 On the date hereof, there are no unexpired options to purchase shares of Nesco Common or any other security of Nesco that are currently outstanding, whether under Nesco's 1998 Incentive Stock Option Plan or Nesco's 2001 Stock Option Plan or otherwise, and Nesco has no other stock option plans.

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          3.1.4 On the date hereof, there are outstanding warrants to purchase an aggregate of 602,500 shares of Nesco Common at $0.05 per share, all of which expire on dates through March 2007 and none of which has been exercised ("Nesco Special Warrants"), and outstanding warrants to purchase 4,500,000 shares of Nesco Common ("Nesco Warrants"). The Nesco Special Warrants shall be cancelled prior to the Closing Date.

          3.1.5 Nesco has no securities outstanding or any obligation to issue any securities other than as set forth in this Section 3.1.5 or those securities which Nesco is required to issue pursuant to the terms of this Agreement.

     3.2 Nesco Security Ownership. On the date hereof, the Nesco Signatory Stockholders hold not less than 50.1 % of the shares of Nesco Common, on a fully-diluted and as converted basis, or any higher percentage (on the same basis) required by the NRS, or the articles of incorporation or by-laws of Nesco that is required to bind Nesco to its obligations hereunder and to authorize and effectuate the Exchange and the other transactions required by the terms of this Agreement to be effected by Nesco on or before the Closing Date.

     3.3 HDS Capitalization. HDS covenants, represents and warrants that:

          3.3.1 On the date hereof, the authorized capital stock of HDS consists of 20,000,000 shares of HDS Common, 15,000,000 shares of Series A Preferred Stock, par value $0.0001 per share, and 5,000,000 shares of blank check preferred stock, par value $0.0001 per share ("HDS Preferred"), of which 2,000,000 shares have been designated as HDS Series B Preferred.

          3.3.2 On the date hereof, there are issued and outstanding: (i) 4,702,806 shares of HDS Common; (ii) 522,487 shares of HDS Series B Preferred; (iii) warrants to purchase the number of shares of HDS Series B Preferred set forth in Section 3.3.2 of the HDS Disclosure Schedule ("HDS Preferred Warrants"); (iv) debentures convertible into the number of shares of HDS Series B Preferred set forth in Section 3.3.2 of the HDS Disclosure Schedule; (v) warrants to purchase the number of shares of HDS Common set forth on Section 3.3.2 of the HDS Disclosure Schedule (collectively, "HDS Common Warrants"); and (vi) options to purchase the number of shares of HDS Common set forth on Section 3.3.2 of the HDS Disclosure Schedule (collectively, "HDS Options").

          3.3.3 Outstanding shares of HDS Series B Preferred accrue dividends of 7% per annum payable solely in HDS Common upon conversion of such shares of HDS Series B Preferred into HDS Common. The outstanding shares of HDS Series B Preferred and accrued dividends thereof are convertible, on the date hereof, into the number of shares of HDS Common set forth on Section
     3.3.3 of the HDS Disclosure Schedule.

     3.4 HDS Beneficial Ownership. On the date hereof, the HDS Signatory Stockholders hold not less than fifty and one-tenths percent (50.1%) of the HDS Common issued and outstanding and fifty and one-tenths percent (50.1%) of the HDS Series B Preferred issued and outstanding, in each case on a fully diluted basis.

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4. CERTAIN NESCO COVENANTS.

     4.1 Additional Capitalization. As soon as practicable following the Closing Date, Nesco shall increase the number of shares of Nesco Common which it is authorized to issue to 400,000,000 shares, by obtaining all required security holder approvals therefor and filing an amendment to its certificate of incorporation to such effect as provided in the NRS substantially in the form of
Exhibit 4.1 (the "Additional Capitalization Amendment"), which Amendment shall also provide for the Nesco Name Change as required by this Agreement. By executing this Agreement, each Nesco Signatory Stockholder acknowledges that such Stockholder has agreed to give its written consent to (a) the increase in the number of shares of authorized Nesco Common provided for in this Section 4.1 and (b) the filing of the Additional Capitalization Amendment, in each case, on the terms and conditions set forth in this Agreement.

     4.2 Nesco Preferred Conversion. By executing this Agreement, the Nesco Signatory Stockholders who are beneficial owners of Nesco Series A Preferred (a) agree to exchange, on or prior to the Closing Date, all shares of Nesco Series A Preferred held by them or issuable to them at any time from the date through the Closing Date as dividends payable or otherwise, for shares of Nesco Common (or, at the option of Nesco, shares of Series B Preferred representing the number of shares of Nesco Common) in the ratio set forth in Section 4.2 of the Nesco Disclosure Schedule (such shares of Nesco Common and/or Nesco Preferred, "Nesco Conversion Shares"), (b) consent to the exchange of all other shares of Nesco Series A Preferred for shares of Nesco Conversion Shares on the same terms, respectively (the exchange pursuant to clauses (a) and (b) together, the "Nesco Preferred Conversion"), (c) consent to the filing, execution and delivery by Nesco of any and all documents and instruments, including, any amendment to the terms of Nesco's certificate of incorporation (including the Certificate of Voting Powers, Designations, Preferences, Limitations, Restrictions and Relative Rights of the Nesco Series A Preferred) that may be necessary to give effect to such consent; and (d) understand and agree that upon the exchange of any shares of Nesco Series A Preferred as provided in this Section, Nesco shall have no further obligation in respect of such shares of Nesco Series A Preferred, and no Person who exchanges such Person's shares of Nesco Series A Preferred shall have any further right to require Nesco to issue any other securities in respect thereof. Nesco agrees that, prior to the Closing Date, it shall do all things necessary or proper to effect the Nesco Preferred Conversion by as many holders thereof as possible and to carry out the intent of this Section. All Nesco Signatory Stockholders who are beneficial owners of any shares of Nesco Series A Preferred hereby agree that, immediately following the exchange by them of their shares of Nesco Series A Preferred and their receipt of Nesco Conversion Shares as provided in this Section, such Stockholders shall have all of the obligations in respect of their Nesco Conversion Shares as the other Nesco Signatory Stockholders that are holders of shares of Nesco Common on the date hereof.

     4.3 Nesco Warrant Conversion. The Nesco Signatory Stockholders include the beneficial owners of fifty and one-tenths percent (50.1%) of the Nesco Warrants (or such higher percentage thereof as may be required by the terms of any of the Nesco Warrants) (the "Nesco Signatory Warrantholders"). By executing this Agreement, the Nesco Signatory Warrantholders hereby (a) give their written consent to the exchange or exercise of all Nesco Warrants for 4,500,000 shares of Nesco Common or, at the option of Nesco, shares of Nesco Series B Preferred representing such shares of Nesco Common (the "Nesco Warrant Shares") on a pro rata basis prior to the Closing Date (the "Nesco Warrant Conversion"), (b) agree to exercise their Nesco Warrants pursuant to the Nesco Warrant Conversion on the

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

terms of this Section 4.3, and (c) agree, that (i) upon their exercise or exchange of Nesco Warrants pursuant to the Nesco Warrant Conversion and their receipt of Nesco Warrant Shares, except as otherwise expressly provided in this Agreement, such Warrantholders shall have all of the obligations in respect of such Nesco Warrant Shares as the Nesco Signatory Stockholders have in respect of their shares of Nesco Common on the date hereof. Nesco agrees to effectuate the Nesco Warrant Conversion prior to the Closing Date, and upon exercise or exchange of each Nesco Warrant pursuant to the Nesco Warrant Conversion, such Warrants to purchase Nesco Common shall be cancelled and the holder(s) thereof shall have no further rights to require Nesco to issue Nesco Warrant Shares or any other securities in respect of any Nesco Warrants.

     4.4 Conversion of Nesco Stockholder Debt. Prior to the Closing Date, Nesco shall have exchanged the indebtedness of Nesco in the principal amount of approximately $1,033,000 to the stockholders of Nesco identified on Section 4.4 of the Nesco Disclosure Schedule (the "Nesco Stockholder Debt"), at the election of such stockholders, for either (i)15,000,000 shares of Nesco Common or (ii) 7,500,000 shares of Nesco Common and $500,000 in principal amount of Nesco Debentures; such Debentures to be convertible into the number of shares of Nesco Common determined by dividing the principal amount thereof by the Applicable Trading Price. Upon such exchange, the Nesco Stockholder Debt shall be fully paid and satisfied. Each holder of Nesco Stockholder Debt who executes this Agreement hereby agrees (a) to the terms of this Section 4.4 and to convert its portion of the Nesco Stockholder Debt prior to the Closing pursuant to the terms of this Section 4.4, and (b) that such holder shall have all of the obligations under this Agreement in respect of the shares of Nesco Common received upon such exchange as the Nesco Signatory Stockholders who are beneficial owners of Nesco Common on the date hereof.

     4.5  Disposition of NAC Entities.

          4.5.1 Prior to the Closing Date, Nesco shall have transferred or otherwise disposed of all of its right, title and interest in and to all of the capital stock in, all indebtedness owed to it by, each NAC Entity in such manner that each of the parties to whom any such capital stock and indebtedness (collectively, "NAC Interests") are transferred ("NAC Transferees") shall assume, in one or more written agreements (collectively, the "NAC Acquisition Agreement"), all liabilities and obligations of Nesco with respect to the NAC Entities or the NAC Interests for and in consideration of a maximum of 3,000,000 shares of Nesco Common, in the aggregate (the "NAC Shares"). The NAC Shares shall include all shares of Nesco Common issued by Nesco to any creditors of any NAC Entity between the date hereof and the Closing Date as consideration for the discharge, or in payment of, any obligations of any of the NAC Entities. The NAC Acquisition Agreement shall provide that the NAC Shares shall be deliverable to the Transferees not later than the date of effectiveness of the Additional Capitalization Amendment. The NAC Acquisition Agreement
     shall further provide Nesco with all such assurances as Nesco or its independent certified public accountants may require, whether in the form of an indemnity secured by liquid assets, bonds or otherwise, (i) to enable such accountants to exclude from pro forma, combined and audited financial statements of Nesco as of a date on or after the Closing Date all obligations and liabilities whatsoever of any NAC Entity or of Nesco in respect of any NAC Entity, including, without limitation, all references to any contingent or potential liabilities arising out of or related to any pending legal or administrative proceedings involving or any going concern issues with respect to, any NAC Entity, other than the obligation of Nesco to repurchase the NAC Shares pursuant to Section 4.5.3 of this Agreement and (ii) to enable Nesco to obtain an opinion of counsel satisfactory to
     HDS to the effect that Nesco has no further liability, contingent or otherwise, arising out of or relating to any pending legal or administrative proceedings involving or going concern issues with respect to any NAC Entity and that the transfer or disposition by Nesco of any and all of the NAC Interests for the NAC Shares is legally binding on the parties and complies with all applicable laws and regulations.

          4.5.2 In the event that Nesco shall not have disposed of the NAC Interests prior to the Closing Date as provided in Section 4.5.1, HDS may terminate this Agreement.

          4.5.3 The NAC Acquisition Agreement shall provide that if the NAC Transferees cannot in good faith resell all of the NAC Shares (in compliance with the Securities Act and applicable Blue Sky Laws) in an arms-length transaction during the twelve (12) months immediately following the Closing Date for the lesser of (i) all liabilities of NAC resulting directly from the agreement between NAC and Mason Tenders Union plus legal fees due to the firm of Eckert et al. or (ii) $330,000, then Nesco, upon written demand of the NAC Transferees establishing the facts required by this Section 4.5.3, shall repurchase 2,400,000 NAC Shares for such amount or a portion of such NAC Shares for a pro rata portion of such amount.

     4.6 Reverse Split. Prior to the Closing Date, Nesco shall have obtained all necessary authorization from its Board of Directors and security holders to effect a 1:20 split of its issued and outstanding common stock as soon as practicable following the Closing Date (the "Reverse Split"), including, without limitation, authorization to file the Reverse Split Amendment. By executing this Agreement, each of the Nesco Signatory Stockholders and the HDS Signatory Stockholders acknowledges that such Stockholder has agreed to give its written consent to the Reverse Split and the execution, delivery and filing of the Reverse Split Amendment, in each case, on the terms and conditions set forth in this Agreement and agrees to do all things necessary, proper or advisable, including the execution and delivery of any and all further consents or other documents and instruments, to effectuate the Reverse Split pursuant to the terms of this Agreement.

     4.7 Change of Name. As soon as practicable following the Closing Date, Nesco shall effect the Nesco Name Change, by obtaining all required security holder approvals therefor and executing, delivering and filing the Additional Capitalization Amendment. By executing this Agreement, each Nesco Signatory Stockholder acknowledges that such Stockholder has agreed to give its written consent to the Nesco Name Change and to the filing of the Additional Capitalization Amendment, in each case, on the terms and conditions set forth in this Agreement. Prior to the Closing Date, Nesco shall have obtained all necessary authorization of the Nesco Board to the Nesco Name Change and the filing of the Additional Capitalization Amendment.

     4.8 Certificate of Designation. As soon as practicable following the date hereof but in no event later than the Closing Date, Nesco shall file a certificate of voting powers, designations, preferences, limitations, restrictions and relative rights of the Nesco Series B Preferred Stock providing for designation thereof with the following terms, and such other terms as are set forth in Section 4.8 of the Nesco Disclosure Schedule or otherwise required to give effect to the Exchange pursuant to the terms of this Agreement (the "Certificate of Designation"): Each share of Nesco Series B Preferred shall automatically convert into the number of shares of Nesco Common set forth in said Section of the Nesco Disclosure Schedule (the "Conversion Share Number") upon the filing of the Additional Capitalization Amendment; and, except as otherwise required by the NRS, each share of Nesco Series B Preferred shall have the right to vote with the Nesco Common, on any and all issues as to which holders of Nesco Common have the right to vote, provided that each share of Nesco Series B Preferred shall have the right to cast the number of votes equal to the Conversion Share Number; holders of shares of Nesco Series B Preferred shall have the right vote, and vote as a class, to the extent provided in applicable provisions of the NRS; and no amendment or modification may be made to the foregoing provisions of the Certificate of Designation other than as provided in Section 4.8 of the Nesco Disclosure Schedule, without the consent of HDS and the holders of two-thirds of the shares of the Nesco Series B Preferred then outstanding.

     4.9 Nesco Preliminary Information Statement. As soon as practicable after the Closing Date, Nesco shall prepare and file a preliminary information statement with SEC pursuant to Regulation 14C of the Exchange Act containing the information necessary to effectuate (i) the Additional Capitalization Amendment and conversion of shares of Nesco Series B Preferred to be issued pursuant to this Agreement into Nesco Common pursuant to the Exchange and the terms of this Agreement, (ii) the Reverse Split and the Reverse Split Amendment, (iii) the Nesco Name Change, and (iv) any and all other transactions contemplated hereby and by the other Transaction Documents (the "Information Statement Transactions") requiring the filing of an information statement pursuant to Regulation 14C under the Exchange Act (the "Nesco Preliminary Information Statement"), and such amendments thereto as the SEC may require or Nesco or HDS may deem necessary or proper.

     4.10 Nesco Information Statement. As soon as practicable after the Closing Date, Nesco shall prepare and file a definitive information statement pursuant to Regulation 14C of the Exchange Act containing the information necessary to effectuate the Information Statement Transactions.

     4.11 Due Diligence. From the date hereof until the Closing Date, Nesco shall give HDS, its counsel, financial advisers, auditors and other authorized representatives (collectively, "HDS Representatives") (a) full access to the offices, properties, books and records of Nesco and its subsidiaries, (b) such financial and operating data and other information relating to Nesco and its subsidiaries as such Persons may reasonably request, and (c) instruct the employees of Nesco and its subsidiaries and Nesco's counsel, financial advisers, auditors and other authorized representatives (collectively, the "Nesco Representatives") to cooperate with HDS and the HDS Representatives in their due diligence investigation of Nesco and its subsidiaries, their business, assets, financial condition and other matters. No investigation by HDS or any of its representatives shall operate as a waiver or otherwise affect any representation, warranty or agreement given or made by Nesco or any Nesco Signatory Stockholder hereunder.


5. CERTAIN HDS COVENANTS.

     5.1 Cooperation. Subject to compliance by the parties with the provisions of Section 13.3, HDS and the HDS Signatory Stockholders shall cooperate with Nesco in the preparation of the Nesco Preliminary Information Statement and the Nesco Definitive Information Statement by providing Nesco with all information regarding the business and financial condition of HDS any subsidiaries, their management and security ownership as may be required to be included in such Information Statements.

     5.2 Due Diligence. Subject to compliance by the parties with the provisions of Section 13.3, from the date hereof until the Closing Date, HDS shall give the Nesco Representatives (a) full access to the offices, properties, books and records of HDS and any subsidiaries, (b) such financial and operating data and other information relating to HDS and its subsidiaries as such Persons may reasonably request, and (c) instruct the employees of HDS and the HDS Representatives to cooperate with Nesco and the Nesco Representatives in their due diligence investigation of HDS and any subsidiaries, their business, assets, financial condition and other matters. No investigation by Nesco or any of the Nesco Representatives shall operate as a waiver or otherwise affect any representation, warranty or agreement given or made by HDS or any HDS Signatory Stockholder hereunder.


6. THE EXCHANGE. All references in this Agreement to numbers of shares of Nesco Common issued and outstanding, to be issued, or issuable refer to such numbers prior to the Reverse Split, unless otherwise expressly provided.

     6.1 Exchange of Securities. Upon the terms and subject to the conditions contained in this Agreement:

          6.1.1 At the Closing, each HDS Signatory Stockholder, and each other HDS Stockholder who elects, prior to the Closing Date, to participate in the Exchange and complies with the requirements therefor set forth in this
     Section 6, shall exchange, transfer and assign all of such Person's right, title and interest in and to its shares of HDS Common and HDS Preferred for shares of Nesco Series B Preferred Stock by delivering to Nesco share certificates for all such shares of HDS Common and or HDS Series B Preferred, duly endorsed in blank, with all necessary stock transfer stamps affixed, and Nesco shall issue shares of Nesco Series B Preferred Stock in exchange for shares of HDS Common and HDS Series B Preferred so tendered by in the applicable ratio provided in Section 6.1.6. by delivering to each such Stockholder one or more certificates evidencing the shares of Nesco Series B Preferred issuable to such Stockholder.

          6.1.2 Each HDS Common Stockholder and each HDS Preferred Stockholder who is not an HDS Signatory Stockholder and who elects, following the Closing Date, to participate in the Exchange by giving written notice of its intent to participate in the Exchange to HDS or Nesco (an "Exchange Notice"), and complies with the other requirements for such participation set forth in this Section 6.1, shall transfer and assign all of such Person's right, title and interest in and to its shares of HDS Common and/or HDS Series B Preferred for Nesco Series B Preferred by delivering, on a date following the Closing Date selected for such purpose by Nesco, but in no event more than five (5) business days following the giving of the Exchange Notice (each such date, a "Subsequent Closing Date") (i) share certificates for all such shares of HDS Common and/or HDS Series B

     Preferred, duly endorsed in blank, with all necessary stock transfer stamps affixed, and (ii) an executed and completed Investor Statement; and on such Subsequent Closing Date, Nesco shall issue shares of Nesco Series B Preferred Stock in exchange for shares of HDS Common and/or HDS Series B Preferred so tendered in the applicable ratio pursuant to Section 6.1.6 by delivering one or more certificates evidencing the shares of Nesco Series B Preferred issuable to such Stockholder.

          6.1.3 Each HDS Signatory Stockholder that is the holder of HDS Common Warrants and/or HDS Options outstanding on the date hereof hereby agrees that all such Warrants and Options, shall, upon Closing, constitute warrants and options, respectively, to purchase the number of shares of Nesco Series B Preferred that such Stockholder would be entitled to receive pursuant to such Warrants and Options, respectively, had they been exercised (to the extent the exercise rights thereunder shall not have expired) immediately prior to the Closing Date for shares of HDS Common.

          6.1.4 Each holder of HDS Options and/or HDS Common Warrants outstanding on the date hereof who is not an HDS Signatory Stockholder may elect to participate in the Exchange by delivering to HDS or Nesco an Exchange Notice and a completed Investor Statement: (i) prior to the Closing Date, in which event, on the Closing Date, all such HDS Options and HDS Warrants shall thereupon constitute options and warrants, respectively, to purchase the number of shares of Nesco Series B Preferred ("Nesco Exchange Options" and "Nesco Exchange Warrants," respectively) that such holder would be entitled to receive had such holder exercised such HDS Options and HDS Warrants, respectively, for shares of HDS Common immediately prior to the Closing Date; or (ii) after the Closing Date, in which event, on the Subsequent Closing Date selected by Nesco pursuant to the terms of Section 6.1.2, all such HDS Options and HDS Warrants shall thereupon constitute, respectively, Nesco Exchange Options and Nesco
     Exchange Warrants to purchase the number of shares of Nesco Series B Preferred that such holder would be entitled to receive had such holder exercised such HDS Options and HDS Warrants for shares of HDS Common immediately prior to such Subsequent Closing Date.

          6.1.5 Each HDS Stockholder and each holder of any HDS Options or HDS Warrants that wishes to participate in the Exchange but is not an HDS Signatory Stockholder shall execute and deliver to Nesco on or prior to the Closing Date or the applicable Subsequent Closing Date, as the case may be, a written statement, in the form prepared by HDS prior to the Closing Date and approved by Nesco (which approval shall not be unreasonably withheld), providing that the signatory represents, warrants and agrees that such signatory (i) is an Accredited Investor, (ii) makes the representations and warranties contained in Sections 10.22.1, 10.22.2 and 10.22.4, and (iii) consents to, and agrees to be bound by, the provisions of this Agreement applicable to holders of HDS Common, HDS Preferred, Nesco Exchange Warrants or Nesco Exchange Options, as the case may be, to be performed from and after the Closing Date (or any Subsequent Closing Date on which any such signatory participates in the Exchange), in respect of the Nesco Exchange Shares to be received by such holder or issuable upon exercise of such Nesco Exchange Warrants or Nesco Exchange Options, and (iv) gives its written consent (or agrees to give such consent in respect of any Nesco Exchange Shares it may receive upon exercise of any Nesco Exchange Options or Nesco Exchange Warrants) to the matters which HDS Signatory Stockholders are hereby deemed to consent to, including (A) an increase in the number of shares of Nesco Common which Nesco is authorized to issue pursuant to the Additional Capitalization Amendment and the execution, delivery and filing of such Amendment, (B) the Nesco Name Change, and (C) implementation of the Reverse Split and the filing, execution and delivery of the Reverse Split Amendment (an "Investor Statement").

          6.1.6 Section 6.1.6 of the HDS Disclosure Schedule sets forth the number of shares of Nesco Series B Preferred which each HDS Stockholder shall be entitled to receive for (i) each share of HDS Common and (ii) each share of HDS Series B Preferred tendered by each HDS Stockholder in the Exchange. Section 4.8 of the HDS Disclosure Schedule sets forth the number of shares of Nesco Common into which each share of Nesco Series B Preferred shall be convertible.

          6.1.7 Anything contained herein to the contrary notwithstanding, any Person who, is, on the date hereof or subsequently becomes (not in contravention of the terms of this Agreement), the holder of HDS Common, HDS Preferred, any HDS Option or HDS Warrant or any other security of HDS and is not an Accredited Investor, may not participate in the Exchange on or prior to the Closing Date, but may participate in the Exchange thereafter on a date selected by Nesco, but not more than five (5) business days following the last to occur of the filing by Nesco of the Nesco Information Statement with the SEC and the Additional Capitalization Amendment with the Secretary or Department of State of Nevada (a "Subsequent Closing Date") and the giving by such Person of an Exchange Notice, and on the other terms and conditions set forth in this Agreement, provided, however, that such Person's Investor Statement need not represent that such Person is an Accredited Investor.

          6.1.8 As a result of the Exchange, on the Closing Date HDS shall be a majority- owned subsidiary of Nesco.

     6.2  HDS Debt.  Simultaneously with the Closing:

     6.2.1 The outstanding convertible debentures of HDS in the principal amount of approximately $2,092,000 (the "HDS Term Debt") shall be exchanged for and converted into (i) debentures of Nesco in the same principal amount having a maturity date of December 31, 2005 (the "Maturity Date") and bearing interest at the rate of eight percent (8%) per annum due and payable in cash at the Maturity Date, which debentures ("Nesco Debentures"), shall be convertible into the number shares of Nesco Common, or at the election of Company, Nesco Series B Preferred convertible in that number of shares of Nesco Common, ("Debenture Shares") which the holders of the HDS Term Debt would be entitled to receive in the Exchange if they had exercised their conversion rights on the principal amount of the HDS Term Debt immediately prior to the Closing, and (ii) a warrant to purchase one (1) share of Nesco Common for each $1.00 in amount of HDS Term Debt so exchanged (the "Debtholder Warrants"). The interest due on the HDS Term Debt shall remain due and payable on the Maturity Date notwithstanding the conversion . The Debtholder Warrants shall have an exercise price equal to the Applicable Trading Price.;

     6.2.2 the outstanding indebtedness of HDS to certain of its officers in the aggregate principal amount of approximately $800,000 on the date hereof ("HDS Officer Debt") shall be exchanged for and converted into (i) debentures of Nesco in the same principal amount having a maturity date of December 31, 2005 (the "Maturity Date") and bearing interest at the rate of eight percent (8%) per annum due and payable in cash at the Maturity Date, which debentures ("Nesco Debentures") may be exchanged for the number of shares of Nesco Common, or at the election of Company, Nesco Series B Preferred convertible in that number of shares of Nesco Common, determined by dividing the HDS Officer Debt by the Applicable Trading Price, and (ii) for each $1.00 in principal amount of the HDS Officer Debt, a Debtholder Warrant to purchase one (1) share of Nesco Common.

     6.3 Adviser Shares. Immediately following the Closing, Nesco shall issue to the Adviser shares of Nesco Series B Preferred convertible into 6,500,000 shares of Nesco Common or, at the option of Nesco, the same number of shares of Nesco Common or any combination of Nesco Series B Preferred and Nesco Common on such basis, as and for the fee due for providing advisory services to HDS (such shares of Nesco Series B Preferred as convertible into such shares of Nesco Common, the "Adviser Shares"). The Adviser is a Nesco Signatory Stockholder.

     6.4 Harriton Stock Option. Immediately following the Closing, Nesco shall issue the Harriton Option to Matthew Harriton pursuant to Section 8.2.

     6.5 Reverse Split; Information Statement. As promptly as practicable following the Closing, the effectiveness of the Additional Capitalization Amendment and the filing with the SEC of the Information Statement, Nesco shall consummate the Reverse Split by filing the Reverse Split Amendment in compliance with the applicable provisions of the NRS, and upon such filing, provide certified copies of such Amendment to HDS and its counsel.

     6.6 No Liens or Encumbrances. Except as otherwise expressly provided herein, the HDS Exchange Shares, the HDS Preferred Exchange Shares, the Nesco Exchange Shares, the Nesco Debentures, the Nesco Debenture Shares delivered at the Closing on the Closing Date or on any Subsequent Closing Date, the Adviser Shares, and the HDS Warrants and HDS Options to be converted into warrants and options, respectively, to purchase securities of Nesco in the Exchange pursuant to this Section 6.6, shall be free and clear of all Liens and Encumbrances other than those created by the terms of this Agreement.

     6.7 Change of Name. Immediately upon consummation of the Exchange, Nesco shall effect the Nesco Name Change, unless the NRS requires approval thereof by Nesco Stockholders, in which event, Nesco shall effect the Nesco Name Change immediately upon the last to occur of filing of the Nesco Information Statement with the SEC and the filing of the Additional Capitalization Amendment with the Secretary or Department of State of Nevada.

     6.8 Restrictions on Transfer. The parties acknowledge and agree that as of the Closing Date:

          6.8.1 None of the Nesco Exchange Shares, the Adviser Shares, the NAC Shares, the Nesco Debentures, the Nesco Debenture Shares, or the Nesco Series B Preferred Shares to be issued upon the Nesco Preferred Conversion or conversion of the Nesco Stockholder Debt (or the shares of Nesco Common into which shares of Nesco Series B Preferred shall be automatically converted as provided herein) shall be registered under U.S. Federal or Blue Sky Laws and are intended to be issued pursuant to an exemption therefrom under Rule 506 of Regulation D, Section 4(2) of the Act or other applicable exemption, shall be "restricted securities" within the meaning of Rule 144 promulgated under the Securities Act, and may not be resold, offered for resale, transferred, pledged, distributed or otherwise hypothecated unless registered under the Securities Act and applicable Blue Sky Laws or exempt from such registration under the terms of Rule 144 or otherwise, and Nesco receives an opinion of counsel satisfactory to Nesco in its reasonable discretion to the effect that such registration is not required. Each certificate representing any Nesco Exchange Shares, shares Adviser Shares, NAC Shares, shares of Nesco Series B Preferred issued upon the Nesco Preferred Conversion and conversion of the Nesco Stockholder Debt, shares of Nesco Common issued upon automatic conversion of the Nesco Series B Preferred, and the Nesco Debenture Shares and the Nesco Debentures shall bear a legend substantially in the following form:

          "THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933 (THE "ACT") OR APPLICABLE STATE SECURITIES LAWS AND ARE "RESTRICTED SECURITIES" WITHIN THE MEANING OF RULE 144 UNDER THE ACT. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, PLEDGED, ASSIGNED, HYPOTHECATED OR OTHER- WISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS, OR PURSUANT TO AN EXEMPTION FROM SUCH REGISTRATION, PROVIDED THAT THE ISSUER OF THESE SECURITIES SHALL HAVE FIRST RECEIVED AN OPINION OF COUNSEL REASONABLY ACCEPTABLE TO THE ISSUER TO THE EFFECT THAT SUCH REGISTRATION IS NOT REQUIRED."

          6.8.2 The shares of HDS Common Stock and HDS Series B Preferred to be tendered to Nesco in the Exchange or the HDS Warrants and HDS Options to be exchanged for Nesco Exchange Warrants and Nesco Exchange Options,
     respectively, have not been registered under the Securities Act or applicable Blue Sky Laws and will be offered for exchange pursuant to this Agreement in compliance with an exemption from such registration under Rule 506 of Regulation D, or Section 4(2) of the Act and may not be offered, resold, pledged, hypothecated or otherwise transferred unless registered under the Securities Act and applicable Blue Sky Laws, or exempt from such registration, provided that Nesco receives an opinion of counsel satisfactory to Nesco in its reasonable discretion to the effect that such registration is not required.

          6.8.3 (i) Nesco shall instruct its transfer agent to annotate the applicable records to reflect the restrictions on transfer contained in this Agreement (A) on the Closing Date with respect to the Nesco Exchange Shares, the Adviser Shares, the Nesco Debentures, the Nesco Debenture Shares, the Nesco Exchange Options and the Nesco Exchange Warrants issuable upon exchange of the HDS Term Debt; and (B) on the respective dates of conversion or issuance prior to the Closing with respect to the NAC Shares and the shares of Nesco Common issuable upon the Nesco Preferred Conversion, and conversion of the Nesco Stockholder Debt and the Nesco Debentures and Nesco Debenture Shares that may be issued to the holder of the Nesco Stockholder Debt, and (ii) HDS shall instruct its transfer agent, on the Closing Date, to annotate the applicable records to reflect the restrictions on transfer contained in this Agreement with respect to the shares of HDS Common tendered in the Exchange;

     6.9 Reservation of Shares. (a) As promptly as practicable following the Closing Date, Nesco shall file the Additional Capitalization Amendment with the Nevada Secretary or Department of State and provided a certified copy thereof to HDS; (b) on the Closing Date or any earlier date of issuance pursuant to the terms of this Agreement, Nesco shall have reserved for issuance the number of shares of Nesco Common and Nesco Series B Preferred sufficient to satisfy its obligations to issue the Nesco Exchange Shares, the Adviser Shares, the NAC Shares, the Nesco Debenture Shares, the Nesco Warrant Shares, all other shares of Nesco Common issuable on or prior to the Closing Date pursuant to this Agreement or pursuant to the exercise of Nesco Options outstanding on the date hereof; and (c) no later than the date of effectiveness of the Capitalization Increase Amendment, Nesco shall have reserved for issuance the number of shares of Nesco Common sufficient to satisfy its obligations to issue Nesco Common upon automatic conversion of the Nesco Series B Preferred issued or issuable in connection with the Exchange, including shares of Nesco Series B Preferred issuable upon exercise of the Harriton Option and any and all Nesco Exchange Options and Nesco Exchange Warrants, and (ii) consummation of the transactions contemplated by this Agreement and the other Transaction Documents.

     6.10 Obligation to Participate in the Exchange; Exchange Procedures. On the Closing Date, each HDS Signatory Stockholder shall tender to Nesco for exchange all shares of HDS Common and HDS Series B Preferred owned by such Stockholder on the date hereof or issued to such Stockholder (not in contravention of this Agreement) between the date hereof and the Closing Date, and Nesco shall issue and deliver to each such HDS Stockholder (and/or its designees) the number and classification of Nesco Exchange Shares set forth above in this Section 6.

     6.11 Expenses of Exchange and Other Transactions. Except as otherwise provided in Section 16.3, each party shall pay all expenses, including legal and auditing fees, incurred by such party in connection with the execution, delivery and performance of this Agreement and consummation of the Exchange and the other transactions contemplated hereby or by the other Transaction Documents.


7. CLOSING; CLOSING DATE.

     7.1 Closing. The Closing of the Exchange and the other transactions contemplated hereby or by any of the other Transaction Documents to take place on the Closing Date (the "Closing Transactions") shall take place at 10:00 a.m., Eastern Time, on the Closing Date at the offices of Beckman, Lieberman & Barandes, 116 John Street, Suite 1313, New York, NY 10038, or at such other time and place as Nesco and HDS may agree.

     7.2 Closing Date. The Closing of the Exchange and the other Closing Transactions shall take place upon five days' written notice from Nesco to HDS, but not later than sixty (60) days from the date hereof except as modified by agreement of Nesco and HDS or terminated pursuant to Section 16.3 (the "Closing Date"). The parties agree to use their best efforts to cause the Nesco Preliminary Information Statement and the Nesco Information Statement to be filed with the SEC and the Exchange to be consummated as soon as practicable hereafter.

     7.3 Subsequent Closing Dates. The closing of the Exchange between Nesco and those HDS Preferred Stockholders, HDS Common Stockholders, and holders of HDS Options and HDS Warrants who are not HDS Signatory Stockholders and who, following the Closing Date, wish to participate in the Exchange and comply with the applicable requirements set forth in Section 6, shall take place on Subsequent Closing Date(s) to be selected in compliance with the terms of said Section.


8. EMPLOYMENT AGREEMENT; HARRITON OPTION.

     8.1 Employment Agreement. Immediately following the Closing, Nesco shall enter into an employment agreement with Matthew Harriton, effective as of the Closing Date, substantially in the form of Exhibit 8.1 hereto (the "Employment Agreement").

     8.2 Harriton Option. On the Closing Date, Nesco shall issue to Matthew Harriton an option to purchase Nesco Common on the following terms (the "Harriton Option"):

          8.2.1 The Harriton Option shall grant Matthew Harriton the right to purchase up to 5,000,000 shares of Nesco Common at the Applicable Trading Price per share.

          8.2.2 The Harriton  Option shall be  exercisable  for a period of five
     (5) years commencing on the Closing Date (the "Exercise Period") and shall be immediately exercisable for the purchase of 2,000,000 shares of Nesco Common and exercisable as to an additional 1,000,000 shares of Nesco Common commencing on each of the first, second and third anniversaries of the Closing Date, respectively, provided that grantee remains a consultant to or employee of Nesco or any subsidiary of Nesco, but if Nesco exercises its right to terminate the Employment Agreement after the Initial Term without specifying reasons for termination that constitute grounds for termination for "cause" as defined in the Employment Agreement, the Harriton Option shall become immediately exercisable as to all 5,000,000 shares. Following termination of the Employment Agreement for any reason, the Harriton Option shall thereafter remain exercisable for the balance, if any, of the Exercise Period for the same number of shares of Nesco Common for which the Harriton Option was exercisable upon termination of the Employment Agreement, subject to the provisions of the immediately preceding sentence.

          8.2.3 Anything contained in this Section 8.2 to the contrary notwithstanding, the Harriton Option shall provide that until the last to occur of the filing of the Information Statement with the SEC and filing of the Additional Capitalization Amendment pursuant to the NRS, to the extent that the Harriton Option is exercisable for shares of Nesco Common as provided in Section 8.2.2, it shall instead be exercisable for the equivalent number of shares of Nesco Series B Preferred.

9. REPRESENTATIONS AND WARRANTIES OF NESCO AND THE NESCO SIGNATORY STOCKHOLDERS. Nesco and the Nesco Signatory Stockholders represent and warrant:

     9.1 Corporate Existence and Power. Nesco is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Nevada and has all corporate power and authority and all Governmental Permits required to carry on its business as now conducted, except for those Governmental Permits, the absence of which would not, individually or in the aggregate, have a Material Adverse Effect. Nesco is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where such qualification is necessary, except for those jurisdictions where failure to be so qualified would not, individually or in the aggregate, have a Material Adverse Effect on Nesco.

     9.2 Articles of Incorporation and By-laws; Minute Books. The copies of the articles of incorporation and by-laws of Nesco, each as amended , provided by Nesco to HDS are true, correct and complete. The minute books of Nesco contain true and complete records of all meetings and consents in lieu of meetings of its Board of Directors (and any committees thereof), or similar governing bodies, and true, correct and complete records of all meetings and consents in lieu of meetings of Nesco's stockholders since the time of its organization. The stock books of Nesco are true, correct and complete.

     9.3 Corporate Authorization. The execution, delivery and performance by Nesco of this Agreement and the other Transaction Documents and the consummation by it of the transactions contemplated hereby and thereby are within Nesco s corporate powers and have been duly authorized by all necessary corporate action. No vote of the holders of the outstanding shares of Nesco Common, Nesco Series A Preferred or any other securities of Nesco is necessary in connection with the consummation of the Exchange on the Closing Date and the other transactions contemplated hereby to be consummated on the Closing Date. Each of this Agreement and the other Transaction Documents constitutes a valid and binding agreement of Nesco enforceable against Nesco in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization or other laws affecting the enforcement of creditors' rights generally now or hereafter in effect and subject to the application of equitable principles and the availability of equitable remedies.

     9.4 Nesco Board Consent. The execution, delivery and performance by Nesco of this Agreement and each of the other Transaction Documents has been duly authorized by Nesco s Board of Directors which, at a meeting duly called and held, duly (a) determined that this Agreement and the other Transaction Documents, the Exchange and the other transactions contemplated hereby and thereby are fair to and in the best interests of Nesco s Stockholders, and (b) approved and adopted this Agreement, the other Transaction Documents, the Exchange and the other transactions contemplated hereby or thereby, which approval satisfies in full any applicable requirements of the NRS. The resolutions of the Nesco Board attached to Exhibit 9.4 hereto are true, complete and correct copies of the resolutions duly adopted by Nesco's Board relating to this Agreement, the other Transaction Documents, the Exchange and the other transactions contemplated hereby and thereby.

     9.5 Governmental Authorization. The execution, delivery and performance by Nesco of this Agreement and the other Transaction Documents and the consummation by Nesco of the transactions contemplated hereby or thereby require no action by or in respect of, or filing with, any Governmental Authority other than (a) the filing of the Additional Capitalization Amendment and the Reverse Split Amendment in accordance with the NRS, (b) filing with the SEC of Current Reports on Form 8-K with respect to (i) the execution and delivery of this Agreement and
(ii) the Closing, (c) compliance with any applicable requirements of Regulation D and Blue Sky Laws, and (d) any other filings, including the Nesco Information Statement in connection with dissenters rights, if any, and/or other approvals or authorizations which, if not obtained, would not, individually or in the aggregate, have a Material Adverse Effect on Nesco or materially impair the ability of Nesco to consummate the transactions contemplated by this Agreement.

     9.6 Non-Contravention. The execution, delivery and performance by Nesco of this Agreement and the other Transaction Documents and the consummation by Nesco of the transactions contemplated hereby and thereby do not and will not (a) violate the certificate of incorporation or bylaws of Nesco, (b) assuming compliance with the matters referred to in Section 9.5(d), violate any applicable law, rule, regulation, judgment, injunction, order or decree, (c) require any consent or other action by any Person under, constitute a default under, or give rise to any right of termination, cancellation or acceleration of any right or obligation of Nesco or to a loss of any benefit to which Nesco is entitled under any provision of any agreement or other instrument binding upon Nesco or any Governmental Permit, or other similar authorization affecting, or relating in any way to, the assets or business of Nesco, or (d) result in the creation or imposition of any Lien or Encumbrance on any asset of Nesco except, in the case of clauses (b), (c) and (d), for such matters as would not, individually or in the aggregate, have Material Adverse Effect on Nesco or materially impair the ability of Nesco to consummate the transactions contemplated by this Agreement.

     9.7 Capitalization; Validity of Securities. As of the Closing Date, the authorized capital stock of Nesco will consist of 25,000,000 shares of Nesco
Common and 1,000,000 shares of preferred stock, of which Nesco shall have designated as Nesco Series B Preferred a number of shares sufficient to meet Nesco's obligations under this Agreement and effectuate the transactions contemplated hereby. As of the date hereof, the authorized capital stock of Nesco is as set forth in Section 3.1.1 and the outstanding capital stock and other securities of Nesco are as set forth in Sections 3.1.2 through 3.1.5. All outstanding shares of capital stock and other securities of Nesco have been duly authorized and validly issued an are fully paid and non-assessable. Except as set forth in Sections 3.1.2 through 3.1.4, there are no outstanding (a) shares of capital stock or voting securities of Nesco, (b) securities of Nesco convertible into or exercisable or exchangeable for shares of capital stock or voting securities of Nesco or (c) options, restricted stock, other stock-based compensation awards or other rights to acquire from Nesco or other obligation of Nesco to issue, any capital stock, voting securities or securities convertible into or exchangeable for capital stock or voting securities of Nesco. Other than as provided in this Agreement, there are no outstanding obligations of Nesco or any of its subsidiaries to repurchase, redeem or otherwise acquire any securities referred to in clauses (a), (b) or (c) above. The Nesco Exchange Shares, the Adviser Shares, the NAC Shares, the Nesco Warrant Shares, the Nesco Debentures, the Nesco Debentures Shares when issued, sold and delivered, and the Nesco Exchange Options and Nesco Exchange Warrants when deemed exchanged for HDS Options and HDS Warrants pursuant to the terms of this Agreement, will be duly and validly issued (including compliance with Regulation D and applicable Blue Sky Laws), fully-paid, and non-assessable and shall be free and clear of all
Liens  and  Encumbrances  of  any  nature  whatsoever.   The  Nesco  Preliminary

Information Statement and the Nesco Information Statement shall provide for an increase in the number of shares of Nesco Common which Nesco is currently authorized to issue to 400,000,000 shares, and the same shall be set forth in the Additional Capitalization Amendment.

     9.8 Subsidiaries; No Liability for Obligations of NAC Entities. Nesco has no subsidiaries other than the NAC Entities. Prior to the Closing, the NAC Entities shall have been disposed of in compliance with the terms of Section 4.5.

     9.9 SEC Filings.

          9.9.1 Nesco has delivered to HDS (i) Nesco's Annual Report for its 1999 through 2003 fiscal years, (ii) all proxy or information statements relating to meetings of, or actions taken without a meeting by, the stockholders of Nesco since November 1, 1999 and (c) all of its other reports, statements, schedules and registration statements filed by Nesco with the SEC since November 1, 1999 (all of the documents referred to in this Section 9.9.1 collectively, the "Nesco SEC Filings").

          9.9.2 As of its filing date, each Nesco SEC Filing complied as to form and in substance in all material respects with the applicable requirements of the Securities Act and the Exchange Act and did not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading.

     9.10 Financial Statements. The audited consolidated financial statements and unaudited consolidated interim financial statements of Nesco included in the SEC Filings fairly present, in conformity with GAAP (except, as to application on a consistent basis, as may be indicated in the notes thereto), the consolidated financial position of Nesco as of the dates there of and the consolidated results of operations and cash flows for the periods then ended (subject to normal year- end adjustments in the case of any unaudited interim financial statements). For purposes of this Agreement, "Nesco Balance Sheet" means the unaudited consolidated balance sheet of Nesco as of October 31, 2003 set forth in Nesco's Quarterly Report for the period end October 31, 2003 on Form 10-QSB, as filed with the SEC on December 22, 2003, and "Nesco Balance Sheet Date" means October 31, 2003.

     9.11 Absence of Certain Changes. Since Nesco Balance Sheet Date, the business of Nesco has been conducted in the ordinary course consistent with past practices and there has not been, except as set forth in Section 9.11 of the Nesco Disclosure Schedule or any SEC Filing made between the Balance Sheet Date and the date hereof or required pursuant to the terms of this Agreement:

          9.11.1 any event, occurrence, development or state of circumstances or facts which would, individually or in the aggregate, have a Material
     Adverse Effect on Nesco, other than adverse effects resulting from the execution and performance of this Agreement;

          9.11.2 any declaration, setting aside or payment of any dividend or other distribution with respect to any shares of capital stock of Nesco;

          9.11.3 except for the Additional Capitalization Amendment and the Reverse Split Amendment, there has not been any amendment of any material term of any outstanding security of Nesco.

          9.11.4 any incurrence, assumption or guarantee by Nesco of any material indebtedness for borrowed money other than in the ordinary course and in amounts and on terms consistent with past practices;

          9.11.5 any creation or other incurrence by Nesco of any Lien or Encumbrance on any material asset other than in the ordinary course consistent with past practices;

          9.11.6  any  making  of  any   material   loan,   advance  or  capital
     contributions to or investment in any Person;

          9.11.7 any damage, destruction or other casualty loss (whether or not covered by insurance) affecting the business or assets of Nesco which would, individually or in the aggregate, have a Material Adverse Effect on Nesco;

          9.11.8  any  transaction  or  commitment  made,  or  any  contract  or agreement entered into, by Nesco relating to its assets or business (including the acquisition or disposition of any assets) or any relinquishment by Nesco of any contract or other right, in either case, material to Nesco as a whole, other than transactions and commitments in the ordinary course consistent with past practices and those contemplated by this Agreement;

          9.11.9 any change in any method of accounting, method of tax accounting, or accounting practice by Nesco except for any such change required by reason of a concurrent change in GAAP or Regulation S-X promulgated under the Exchange Act;

          9.11.10 any (i) grant of any severance or termination pay to any current or former director, officer or employee of Nesco, (ii) increase in benefits payable under any existing severance or termination pay policies or employment agreements, (iii) entering into of any employment, deferred compensation or other similar agreement (or any amendment to any such existing agreement) with any current or former director, officer or employee of the Nesco, (iv) establishment, adoption or amendment (except as required by applicable law) of any collective bargaining, bonus, profit sharing, thrift, pension, retirement, deferred compensation, compensation, stock option, restricted stock or other benefit plan or arrangement covering any current or former director, officer or employee of Nesco, or
     (v) increase in compensation, bonus or other benefits payable or otherwise made available to any current or former director, officer or employee of Nesco;

          9.11.11 any material dispute or, with any officer, director or employee of Nesco; or any tax election or any settlement or compromise of any tax liability, that, individually or in the aggregate, are material to Nesco.

     9.12 No Undisclosed Material Liabilities. As of the date hereof, there are no liabilities of Nesco of any kind whatsoever, whether accrued, contingent, absolute, determined, determinable or otherwise, and there is no existing condition, situation or set of circumstances which could reasonably be expected to result in such a liability, other than:

          9.12.1 liabilities or obligations provided for in Nesco Balance Sheet or disclosed in the notes thereto;

          9.12.2 other liabilities or obligations, which would not, individually or in the aggregate, have a Material Adverse Effect on Nesco; and

          9.12.3 liabilities or obligations under this Agreement.

     9.13 Compliance with Laws and Court Orders.  Except as set forth in Section
9.13 of the Nesco Disclosure Schedule or in any SEC Filing made between the Balance Sheet Date and the date hereof, Nesco is and has been in compliance with, and to the best knowledge of Nesco, is not under investigation with respect to and has not been threatened to be charged with or given notice of any violation of, any applicable law, rule, regulation, judgment, injunction, order or decree, including, without limitation, the requirements of the Exchange Act, the Securities Act, ERISA or any federal labor laws except for such matters as would not, individually or in the aggregate, have a Material Adverse Effect on Nesco.

     9.14 Litigation. Except as specifically set forth in any SEC Filings made between the Nesco Balance Sheet Date and the date hereof or Section 9.14 of the Nesco Disclosure Schedule, there is: (a) no claim, dispute, action, suit, proceeding or investigation pending or, to the knowledge of Nesco, threatened, against or affecting the business of Nesco, or challenging the validity or propriety of the transactions contemplated by this Agreement or any of the other Transaction Documents, at law or in equity or admiralty or before any federal, state, local, foreign or other governmental authority, board, agency, commission or instrumentality, nor to the knowledge of Nesco, has any such claim, dispute, action, suit, proceeding or investigation been pending or threatened, during the 12 month period preceding the date hereof; (b) no outstanding judgment, order, writ, ruling, injunction, stipulation or decree of any court, arbitrator or federal, state, local, foreign or other governmental authority, board, agency, commission or instrumentality, against or materially affecting the business of Nesco; and (c) Nesco has not received any written or verbal inquiry from any federal, state, local, foreign or other governmental authority, board, agency, commission or instrumentality concerning the possible violation of any law, rule or regulation or any matter disclosed in respect of its business. The disclosure in such SEC Filings with respect to any matters covered by this Section 9.14 are true, correct and complete in all material respects on the dates when made and on the date hereof and do not contain any misstatement of any related material fact or omit to state any such material fact required to be stated therein in order to make the statements contained therein not misleading.

     9.15 Finder's Fee. There is no investment banker, broker, finder or other intermediary which has been retained by or is authorized to act on behalf of Nesco who might be entitled to any fee or commission in connection with the transactions contemplated by this Agreement.

     9.16 Taxes. Except as set forth in the Nesco Balance Sheet (including the notes thereto) and except as would not, individually or in the aggregate, have a Material Adverse Effect on Nesco, (a) all tax returns, statements, reports and forms (collectively, the "Nesco Returns") required to be filed with any taxing authority by, or with respect to, Nesco and each affiliated, combined, consolidated or unitary group of which Nesco is a member are true, correct and complete and have been filed in accordance with all applicable laws; (b) Nesco has timely paid all taxes shown as due and payable on the Nesco Returns that have been so filed (other than taxes which are being contested in good faith and for which adequate reserves are reflected on the Nesco Balance Sheet) and, as of the time of filing, the Nesco Returns correctly reflected the facts regarding the income, business, assets, operations, activities and the status of Nesco;
(c) Nesco has made adequate provision in accordance with GAAP for all taxes payable by Nesco for which no Nesco Return has yet been filed; (d) the charges, accruals and reserves for taxes with respect to Nesco reflected on the Nesco Balance Sheet are adequate under GAAP to cover the tax liabilities accruing through the date thereof; (e) there is no action, suit, proceeding, audit or claim now proposed or pending against or with respect to Nesco in respect of any tax where there is a reasonable possibility of an adverse determination; (f) Nesco is not and has not been a member of an affiliated, consolidated, combined or unitary group other than one of which Nesco was the common parent.

     9.17 Employee Benefit Plans. Other than as shall be fully described on the Nesco Disclosure Schedule, Nesco does not maintain, nor has Nesco maintained in the past, any "employee benefit plans" (as defined in Section 3(3) of ERISA, or any plans, programs, policies, practices, arrangements or contracts (whether group or individual) providing for payments, benefits or reimbursements to employees of Nesco, former employees, their beneficiaries and dependents under which such employees, former employees, their beneficiaries and dependents are covered through an employment relationship with Nesco, any entity required to be aggregated in a controlled group or affiliated service group with Nesco for purposes of ERISA or the Code (including, without limitation, under Section 414(b), (c), (m) or (o) of the Code or Section 4001 of ERISA, at any relevant time ("Benefit Plans").

     9.18 Environmental Matters. Except as set forth in Nesco SEC Filings prior to the date hereof and except as would not, individually or in the aggregate, have a Material Adverse Effect on Nesco:

          9.18.1 no notice, notification, demand, request for information, citation, summons or order has been received, no complaint has been filed, no penalty has been assessed, and no investigation, action, claim, suit, proceeding or review is pending or, to the knowledge of Nesco, is threatened by any governmental entity or other person relating to or arising out of any Environmental Law;

          9.18.2 Nesco is and has been in compliance with all Environmental Laws and all Environmental Permits; and

          9.18.3 There are no liabilities of or relating to Nesco of any kind whatsoever, whether accrued, contingent, absolute, determined, determinable or otherwise arising under or relating to any Environmental Law and there are no facts, conditions, situations or set of circumstances which could reasonably be expected to result in or be the basis for any such liability.

          9.18.4 The terms "Nesco" shall, for purposes of this Section, include any entity which is, in whole or in part, a corporate predecessor of Nesco or any of the NAC Entities or any other subsidiary of Nesco.

     9.19 Patents and Other Proprietary Rights. Nesco does not have any Intellectual Property Right that is material to its business as now conducted. To the best of Nesco's knowledge, Nesco has not and does not violate or infringe any Intellectual Property Right of any other person, and Nesco has not received any communication alleging that it violates or infringes any Intellectual Property Right of any other person. Except for such matters as would not, individually or in the aggregate, have a Material Adverse Effect on Nesco, Nesco has not been sued for infringing any Intellectual Property Right of another person.

     9.20 Antitakeover Statutes. Excluding any statute or regulation applicable solely by virtue of the jurisdiction of incorporation of HDS as to which Nesco takes no position nor makes any representation or warranty, no antitakeover or similar statute or regulation applies to the transactions contemplated hereby.

     9.21 Affiliate Transactions. Except as disclosed in Section 9.21 of the Nesco Disclosure Statement or any SEC Filing(s) made between the Nesco Balance Sheet Date and the date hereof, either Nesco nor any officer, director or employee of Nesco or any of the relatives, Affiliates or Associates of any of the aforementioned Persons) is a party to any agreement, contract, commitment or transaction with Nesco or affecting the business of Nesco or any of its subsidiaries, or has any interest in any property, whether real, personal or mixed, or tangible or intangible, used in or necessary to Nesco or any of its subsidiaries which will subject Nesco, HDS or any of the Sellers to any liability or obligation from and after the Closing Date.

     9.22 Trading; Reporting Company Status. Nesco Common is currently listed for trading on the OTCBB, and Nesco has received no notice that the Nesco Common is subject to being delisted therefrom. Nesco is a reporting company under
Section 12(g) of the Exchange Act and has timely filed all reports and other documents required to be filed by it under the Exchange Act.

     9.23 Investment Representations. Nesco is acquiring shares of HDS Common and HDS Series B Preferred for investment for its own account and not as a nominee or agent, and not with a view to the resale or distribution of any part thereof. Nesco understands that the offer and sale of shares of HDS Common and HDS Series B Preferred have not been and will not be registered under the Securities Act or applicable state securities laws on the ground that the sale and the issuance of securities hereunder is exempt from registration under the Securities Act pursuant to Section 4(2) thereof, and that reliance by HDS on such exemption is predicated on the representations of Nesco set forth in this
Section 9.23 and Section 9.26.

     9.24 Insurance. Nesco has in effect directors' and officers' liability insurance for the coverage amounts set forth in Section 9.24(a) of the Nesco Disclosure Schedule. Each policy providing such directors' and officers' liability insurance, the name(s) of the insured(s) and any additional loss payee(s), the amounts and types of coverage and policy numbers are as set forth in Section 9.24(a) of the Nesco Disclosure Schedule. Nesco shall take all actions and deliver all written materials and execute such documents and instruments as may be required to ensure that all Persons who will serve as executive officers or directors of Nesco following the Exchange who do not serve in such capacities on the date hereof are covered by such directors' and officers' liability insurance policy or policies in amounts consented to by HDS, which consent shall not be unreasonably withheld.

     Nesco and/or the NAC Entities maintain in effect the liability insurance and other business insurance policies described in Section 9.24(b) of the Nesco Disclosure Schedule; Nesco shall do all things necessary and proper to retain its status as an insured and additional loss payee on each such liability insurance policy relating to any of the activities of any NAC Entity after the date of disposition of each NAC Entity with respect to losses and claims that may arise relating to any period on or prior to the Closing Date. Nesco has provided to HDS true, complete and correct copies of all of the foregoing insurance policies, each as currently in effect.

     9.25 Ownership of Signatory Stockholders. On the date hereof, the Nesco Signatory Stockholders hold a sufficient percentage of the securities of Nesco entitled to vote (or that will be entitled to vote on the Closing Date), on a fully-diluted basis, that is required by the NRS and the articles of incorporation and by-laws of Nesco to bind Nesco to its obligations hereunder and to authorize and effectuate the Exchange, the Reverse Split, the Reverse Split Amendment, the Nesco Name Change, the Additional Capitalization Amendment and the other transactions required to be effected by Nesco pursuant to this Agreement. Except as otherwise expressly provided herein, the Nesco Signatory Stockholders shall not offer, sell, transfer, pledge, assign or otherwise dispose of any of their shares of Nesco Common or securities convertible into or exchangeable for Nesco Common or Nesco Series B Preferred (other than the Nesco Warrant Shares) from the date hereof until the earlier of (a) termination of this Agreement, (b) the date of filing of the Nesco Information Statement with the SEC and (c) the date of filing of the Additional Capitalization Amendment pursuant to the NRS. On the date hereof the Nesco Signatory Stockholders own, and shall at all relevant times continue to own, a sufficient number of shares of Nesco Common and Nesco Series A Preferred to authorize the consummation of the Exchange and the other transactions contemplated by this Agreement and the other Transaction Documents by written consent. There is no provision of the articles of incorporation or by-laws of Nesco or any other agreement to which Nesco or any security holder of Nesco is a party that would prohibit the Nesco Signatory Stockholders from authorizing consummation of the Exchange and the other transactions contemplated hereby and by the other transaction documents by written consent.

     9.26 Accredited Investor Status. Each Nesco creditor and each Person who, on the date hereof, is the beneficial owner of any securities of Nesco and who, pursuant to the terms of this Agreement, will receive any shares of Nesco Common or any securities convertible into or exchangeable for Nesco Common pursuant to the terms of this Agreement is an Accredited Investor. Each such Person shall confirm in writing that such Person is an Accredited Investor prior to the Closing.

     9.27 Nesco Signatories. The Nesco Signatory Stockholders include each officer, director and holder of 5% of each class of outstanding voting securities of Nesco. Each Nesco Signatory Stockholder hereby consents, in respect of all voting securities of Nesco held by such Stockholder, to the Exchange and the other transactions contemplated hereby and by the other Transaction Documents. Each Nesco Signatory Stockholder covenants, represents and warrants that such Stockholder shall do all acts and things, including the execution and delivery of all documents and instruments, necessary or proper (a) to effectuate the Exchange and the other transactions contemplated hereby and by any of the other Transaction Documents and (b) to cause Nesco to carry out its obligations hereunder and under each of the other Transaction Documents, whether by vote or written consent of such Stockholder, or otherwise.

     9.28 No General Solicitation. Solicitation by Nesco of participants in the Exchange and the exchange of currently outstanding Nesco securities for shares of Nesco Common or Nesco Series B Preferred shall be effected without use of any form of general solicitation or advertising and in all other respects in compliance with the requirements for an exemption from registration pursuant to Regulation D.


10. REPRESENTATION AND WARRANTIES OF HDS AND THE HDS SIGNATORY STOCKHOLDERS. HDS and the HDS Signatory Stockholders that are executive officers or directors of HDS represent and warrant that, except as otherwise set forth herein or in HDS Disclosure Schedule:

     10.1 Corporate Existence and Power. HDS is a company duly incorporated, validly existing and in good standing under the laws of the State of Delaware and has all corporate power and authority and all Governmental Permits required to carry on its business as now conducted, except for those Governmental Permits the absence of which would not, individually or in the aggregate, have a Material Adverse Effect.

     10.2 Certificate of Incorporation and By-laws; Minute Books. The copies provided to Nesco by HDS of its certificate of incorporation and by-laws are true, correct and complete copies thereof, each as amended to date. The minute books of HDS contain true and complete records of all meetings and consents in lieu of meetings of its Board of Directors (and any committees thereof), or similar governing bodies, since the time of its organization. The stock books of HDS are true, correct and complete.

     10.3 Corporate Authorization. The execution, delivery and performance by HDS of this Agreement and the other Transaction Documents and the consummation by HDS of the transactions contemplated hereby and thereby are within HDS's corporate powers and have been duly authorized by all necessary corporate action of HDS. If any vote of or consent by the holders of any outstanding shares of HDS Common or any other securities of HDS is necessary in connection with the consummation of the Exchange and the other transactions contemplated hereby, each HDS Signatory Stockholder shall vote in favor thereof or provide written consent thereto. This Agreement and each of the other Transaction Documents constitutes a valid and binding agreement of HDS, enforceable against HDS in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization or other laws affecting the enforcement of creditors' rights generally now or hereafter in effect and subject to the application of equitable principles and the availability of equitable remedies. This Agreement and each of the other Transaction Documents constitutes a valid and binding agreement of each HDS Signatory Stockholder, enforceable against each such Stockholder in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization or other laws affecting the enforcement of creditors' rights generally now or hereafter in effect and subject to the application of equitable principles and the availability of equitable remedies.

     10.4 HDS Board Consent. The execution, delivery and performance by HDS of this Agreement and each of the other Transaction Documents to which HDS is a party have been duly authorized by HDS s Board of Directors, which, approved and adopted this Agreement, such other Transaction Documents, the Exchange and the other transactions contemplated hereby or thereby and involving HDS. The resolutions of the HDS Board attached as Exhibit 10.4 hereto are true, complete and correct copies of resolutions duly adopted by HDS's Board relating to this Agreement, the other Transaction Documents, the Exchange and the other transactions contemplated hereby and thereby.

     10.5 Governmental Authorization. The execution, delivery and performance by HDS and each HDS Signatory Stockholder of this Agreement and the other Transaction Documents to be executed by HDS and the consummation by HDS of the transactions contemplated hereby or thereby involving HDS require no action by or in respect of, or filing with, any Governmental Authority other than compliance with any applicable requirements of Regulation D and Blue Sky Laws, and any other filings, approvals or authorizations which, if not obtained, would not, individually or in the aggregate, have a material adverse effect on HDS or materially impair the ability of HDS or any of the HDS Signatory Stockholders to consummate the transactions contemplated by this Agreement or any of the other Transaction Documents.

     10.6 Non-Contravention. The execution, delivery and performance by HDS or any of the HDS Signatory Stockholders of this Agreement and the other Transaction Documents and the consummation by HDS of the Exchange and the other transactions involving HDS contemplated hereby or thereby do not and will not
(a) violate the certificate of incorporation or by-laws of HDS, (b) assuming compliance with the matters referred to in Sections 9.5 and 10.5, violate any applicable law, rule, regulation, judgment, injunction, order or decree, (c) require any consent or other action by any Person under, constitute a default under, or give rise to any right of termination, cancellation or acceleration of any right or obligation of HDS or a loss of any benefit to which HDS is entitled under any provision of any agreement or other instrument binding upon HDS (other than the Certificate of Designation with respect to the HDS Series B Preferred) or any Governmental Permit other similar authorization affecting, or relating in any way to, the assets or business of HDS or any of its subsidiaries, or (d) result the creation or imposition of any Lien or Encumbrance on any asset of HDS except, in the case of clauses (b), (c) and (d), for such matters as would not, individually or in the aggregate, have Material Adverse Effect on HDS or materially impair the ability of HDS to consummate the transactions contemplated by this Agreement or any of the other Transaction Documents.

     10.7 Capitalization; Validity of Securities. As of the date hereof, the authorized capital stock of HDS is as set forth in Section 3.1.3 hereof. As of the date hereof, the outstanding capital stock and other securities of HDS are as set forth in Section 3.3.2. All outstanding shares of capital stock of HDS have been duly authorized and validly issued an are fully paid and non-assessable. Except as set forth in this Agreement, there are no outstanding
(a) shares of capital stock or voting securities of HDS, (b) securities of HDS convertible into exchangeable for shares of capital stock or voting securities of HDS or (c) options, restricted stock, other stock-based compensation awards or other rights to acquire from HDS or other obligation of HDS to issue, any capital stock, voting securities or securities convertible into or exercisable or exchangeable for capital stock or voting securities of HDS. There are no outstanding obligations of HDS or any of its subsidiaries to repurchase, redeem or otherwise acquire any securities referred to in clauses (a), (b) or (c) above. The shares of HDS Common and HDS Series B Preferred, when transferred and delivered pursuant to the terms of this Agreement, will be duly and validly issued (including, without limitation, compliance with Regulation D and applicable Blue Sky Laws), fully-paid, and non-assessable. The assignments, endorsements, stock powers and other instruments of transfer to be delivered by each Seller to Nesco at the Closing will be sufficient to transfer such Seller's entire interest, legal and beneficial, in such HDS shares. Each HDS Signatory Stockholder has full power and authority to transfer its shares of HDS Common and/or HDS Series B Preferred, and upon transfer to Nesco of the instruments representing such shares, Nesco will receive good and marketable title to such shares, free and clear of all Liens and Encumbrances.

     10.8 Subsidiaries. HDS does not as of the date hereof own, directly or indirectly, any capital stock, equity or interest in any corporation, firm, partnership, joint venture or other entity other than those listed in Section
10.8 of the HDS Disclosure Schedule.

     10.9 Financial Statements; Absence of Certain Changes. For purposes of this Agreement, "HDS Balance Sheet" means the unaudited balance sheet of HDS, as of October 31, 2003 included as Exhibit 10.9 to this Agreement, and "HDS Balance Sheet Date" means October 31, 2003. Except as otherwise set forth in Section
10.9 of the HDS Disclosure Schedule or required by the terms of this Agreement or any of the other Transaction Documents, since the HDS Balance Sheet Date, the business of HDS and its subsidiaries has been conducted in the ordinary course consistent with past practices and there has not been:

          10.9.1 any even, occurrence, development or state of circumstances or facts which would, individually or in the aggregate, have a Material
     Adverse Effect on HDS, other than adverse effects resulting from the execution and performance of this Agreement;

          10.9.2 any declaration, setting aside or payment of any dividend or other distribution with respect to any shares of capital stock of HDS;

          10.9.3 there has not been any amendment of any material term of any outstanding security of HDS or any of its subsidiaries;

          10.9.4 any incurrence, assumption or guarantee by HDS or any of its subsidiaries of any material indebtedness for borrowed money other than in the ordinary course and in amounts and on terms consistent with past practices;

          10.9.5 any creation or other incurrence by HDS or any of its subsidiaries of any Lien or Encumbrance on any material asset other than in the ordinary course consistent with past practices;

          10.9.6 any making of any material loan, advance or capital contributions to or investment in any person other than loans, advances or capital contributions made in the ordinary course consistent with past practices;

          10.9.7 any damage, destruction or other casualty loss (whether or not covered by insurance) affecting the business or assets of HDS or any of its subsidiaries which would, individually or in the aggregate, have a Material Adverse Effect on HDS.

          10.9.8 any transaction or commitment made, or any contract or agreement entered into, by HDS or any of its subsidiaries relating to its assets or business (including the acquisition or disposition of any assets) or any relinquishment by HDS or any of its subsidiaries of any contract or other right, in either case, material to HDS and its subsidiaries, taken as a whole, other than transactions and commitments in the ordinary course consistent with past practices and those contemplated by this Agreement;

          10.9.9 any (i) grant of any severance or termination pay to any current or former director, officer or employee of HDS or any of its subsidiaries, (ii) increase in benefits payable under any existing severance or termination pay policies or employment agreements, (iii) entering into of any employment, deferred compensation or other similar agreement (or any amendment to any such existing agreement) with any current or former director, officer or employee of the Nesco or any of its subsidiaries, (iv) establishment, adoption or amendment (except as required by applicable law) of any collective bargaining, bonus, profit sharing, thrift, pension, retirement, deferred compensation, compensation, stock option, restricted stock or other benefit plan or arrangement covering any current or former director, officer or employee of HDS or any of its subsidiaries, or (v) increase in compensation, bonus or other benefits payable or otherwise made available to any current or former director, officer or employee of HDS or any of its subsidiaries;

          10.9.10 any material dispute or, with any officer, director or employee of HDS; or any tax election or any settlement or compromise of any tax liability, in either case that is material to HDS and its subsidiaries, taken as a whole.

     10.10 No Undisclosed Material Liabilities. As of the date hereof, there are no liabilities of HDS or any of its subsidiaries of any kind whatsoever, whether accrued, contingent, absolute, determined, determinable or otherwise, and there is no existing condition, situation or set of circumstances which could reasonably be expected to result in such a liability, other than:

          10.10.1 liabilities or obligations provided for in HDS Balance Sheet or disclosed in the notes thereto;

          10.10.2   other   liabilities   or   obligations,   which  would  not,
     individually or in the aggregate, have a Material Adverse Effect on HDS;

          10.10.3 liabilities or obligations under this Agreement; and

          10.10.4  liabilities or obligations  described in this Agreement or in
     Section 10.10 of the HDS Disclosure Schedule.

     10.11 Compliance with Laws and Court Orders. HDS and each of its subsidiaries is and has been in compliance with, and to the best knowledge of HDS, is not under investigation with respect to and has not been threatened to be charged with or given notice of any violation of, any applicable law, rule, regulation, judgment, injunction, order or decree, except for such matters as would not, individually or in the aggregate, have a Material Adverse Effect on HDS.

     10.12 Litigation. There is no claim, dispute, action, suit, proceeding or investigation pending or, to the knowledge of HDS, threatened, against or affecting the business of HDS, or challenging the validity or propriety of the transactions contemplated by this Agreement, at law or in equity or admiralty or before any federal, state, local, foreign or other governmental authority, board, agency, commission or instrumentality, nor to the knowledge of HDS, has any such claim, dispute, action, suit, proceeding or investigation been pending or threatened, during the 12 month period preceding the date hereof; (b) there is no outstanding judgment, order, writ, ruling, injunction, stipulation or decree of any court, arbitrator or federal, state, local, foreign or other governmental authority, board, agency, commission or instrumentality, against or materially affecting the business of HDS ; and (c) HDS has not received any written or verbal inquiry from any federal, state, local, foreign or other governmental authority, board, agency, commission or instrumentality concerning the possible violation of any law, rule or regulation or any matter disclosed in respect of its business.

     10.13 Finder's Fee. There is no investment banker, broker, finder or other intermediary which has been retained by or is authorized to act on behalf of HDS or any of its subsidiaries who might be entitled to any fee or commission in connection with the transactions contemplated by this Agreement other than Adviser. Adviser has agreed that its sole compensation for acting as an adviser to HDS in connection with the Exchange and any other transactions contemplated hereby or by any other Transaction Document shall be the Adviser Shares.

     10.14 Taxes. Except as set forth in the HDS Balance Sheet (including the notes thereto) or Section 10.14 of the HDS Disclosure Schedule and except as would not, individually or in the aggregate, have a Material Adverse Effect on HDS, (a) all tax returns, statements, reports and forms (collectively, the "HDS Returns") required to be filed with any taxing authority by, or with respect to, HDS and its subsidiaries and each affiliated, combined, consolidated or unitary group of which HDS is a member are true, correct and complete and have been filed in accordance with all applicable laws; (b) HDS and its subsidiaries have timely paid all taxes shown as due and payable on the HDS Returns that have been so filed (other than taxes which are being contested in good faith and for which adequate reserves are reflected on the HDS Balance Sheet) and, as of the time of filing, the HDS Returns correctly reflected the facts regarding the income, business, assets, operations, activities and the status of HDS and its subsidiaries; (c) the charges, accruals and reserves for taxes with respect to HDS and its subsidiaries reflected on the HDS Balance Sheet are adequate under GAAP to cover the tax liabilities accruing through the date thereof; (d) there is no action, suit, proceeding, audit or claim now proposed or pending against or with respect to HDS or any of its subsidiaries in respect of any tax where there is a reasonable possibility of an adverse determination; and (e) neither HDS nor any of its subsidiaries has been a member of an affiliated, consolidated, combined or unitary group other than one of which HDS was the common parent.

     10.15 Employee Benefit Plans. Except as set forth in Section 10.15 of the HDS Disclosure Schedule, HDS does not maintain, nor has HDS maintained in the past, any "employee benefit plans"as defined in Section 3(3) of ERISA, or any plans, programs, policies, practices, arrangements or contracts (whether group or individual) providing for payments, benefits or reimbursements to employees of HDS, former employees, their beneficiaries and dependents under which such employees, former employees, their beneficiaries and dependents are covered through an employment relationship with HDS, any entity required to be aggregated in a controlled group or affiliated service group with HDS for purposes of ERISA or the Code (including, without limitation, under Section 414(b), (c), (m) or (o) of the Code or Section 4001 of ERISA), at any relevant time.

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

     10.16 Environmental Matters. Except as would not, individually or in the aggregate, have a Material Adverse Effect on HDS: (a) no notice, notification, demand, request for information, citation, summons or order has been received, no complaint has been filed, no penalty has been assessed, and no investigation, action, claim, suit, proceeding or review is pending or, to the knowledge of HDS, is threatened by any governmental entity or other person relating to or arising out of any Environmental Law; and (b) there are no liabilities of or relating to HDS or any of its subsidiaries of any kind whatsoever, whether accrued, contingent, absolute, determined, determinable or otherwise arising under or relating to any Environmental Law and there are no facts, conditions, situations or set of circumstances which could reasonably be expected to result in or be the basis for any such liability.

     10.17 Patents and Other Proprietary Rights. HDS has all Intellectual Property Rights material to its business as currently conducted. To the best of HDS's knowledge, neither HDS nor any of its subsidiaries has not and does not violate or infringe any Intellectual Property Right of any other person, and neither HDS nor any of its subsidiaries has received any communication alleging that it violates or infringes any Intellectual Property Right of any other person. Except for such matters as would not, individually or in the aggregate, have a Material Adverse Effect on HDS, neither HDS nor any of its subsidiaries has been sued for infringing any Intellectual Property Right of another person.

     10.18 Antitakeover Statutes. Excluding any statute or regulation applicable solely by virtue of the jurisdiction of incorporation of Nesco as to which HDS takes no position nor makes any representation or warranty, and except as provided in Section 10.5, no antitakeover or similar statute or regulation applies to the transactions contemplated hereby.

     10.19 Beneficial Ownership of Signatory Stockholders. The HDS Signatory Stockholders own, in the aggregate, not less than 50.1% of (a) the shares of HDS Common and (b) the shares of HDS Series B Preferred, in each case, issued and outstanding on the date hereof. Except as otherwise expressly provided herein, the HDS Signatory Stockholders shall not offer, sell, transfer, pledge, assign or otherwise dispose of any of their shares of HDS Common, HDS Series B Preferred or securities convertible into or exchangeable for HDS Common (and any Nesco Exchange Shares received in accordance with this Agreement) from the date hereof until the earlier of (a) termination of this Agreement and (b) effectuation of the Exchange Transactions.

     10.20 HDS Signatories. The HDS Signatory Stockholders include each officer, director and holder of 5% of any class of outstanding voting securities of HDS. Each HDS Signatory Stockholder agrees to vote all voting securities of HDS held by such Stockholder (and any Nesco Exchange Shares received in accordance with this Agreement) in favor of and/or to consent in writing to, the Exchange and the other transactions contemplated hereby and by the other Transaction
Documents. Each HDS Signatory Stockholder covenants, represents and warrants that such Stockholder shall do all acts and things, including the execution and delivery of all documents and instruments, necessary or proper (a) to effectuate the Exchange, effectuate the Exchange Transactions and the other transactions contemplated hereby and by any of the other Transaction Documents and (b) to cause HDS to carry out its obligations hereunder and under each of the other Transaction Documents.

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

     10.21 No General Solicitation. Solicitation by HDS of participants in the Exchange shall be effected without use of any form of general solicitation or advertising and in all other respects in compliance with the requirements for an exemption from registration pursuant to Regulation D.

     10.22 Investment Representations.

          10.22.1 Each HDS Signatory Stockholder is acquiring Nesco Exchange Shares for investment for such Stockholder's own account and not as a nominee or agent, and not with a view to the resale or distribution of any part thereof.

          10.22.2 Each HDS Signatory Stockholder understands, and each other Seller shall execute and deliver, at or prior to the Closing, a statement that such Seller understands, that the offer and sale of the Nesco Exchange Shares have not been and will not be registered under the Securities Act on the ground that the sale and the issuance of securities hereunder is exempt from registration under the Securities Act pursuant to Section 4(2) thereof, and that Nesco's reliance on such exemption is predicated on such Seller's representations set forth in Sections 10.22.2 and 10.22.4 hereof.

          10.22.3 Each HDS Signatory Stockholder hereby confirms that such Stockholder is an Accredited Investor.

          10.22.4 Each HDS Signatory Stockholder acknowledges, and each other Seller shall acknowledge in writing on or prior to the Closing Date, that such Person can bear the economic risk of this investment, and has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of the Exchange and the related investment in Nesco Exchange Shares.


11. COVENANTS OF NESCO AND NESCO SIGNATORY STOCKHOLDERS PENDING CLOSING. Each of
(a) the Nesco Signatory Stockholders, to the extent within such Stockholder's control, and (b) Nesco covenants that, except as otherwise provided in this Agreement, from the date hereof until the first to occur of the Closing Date and the Termination Date:

     11.1 Preservation. Nesco shall:

          11.1.1 maintain its corporate existence in good standing;

          11.1.2 preserve intact in all material respects its business organization, preserve its goodwill, exercise reasonable efforts to keep available the services of Nesco's current officers and employees, to preserve the goodwill of those having business relations with Nesco, and perform all contracts to which Nesco is a party; and

          11.1.3 maintain in effect all of its currently existing insurance coverage, if any, or substantially equivalent insurance coverage; and

          11.1.4 notify HDS immediately of any litigation or other proceeding in which Nesco or any of its executive officers or directors is named as a defendant or respondent and any claim for insurance not disclosed in detail in any Nesco SEC Filing made prior to January 1, 2004.

          11.2 Negative Covenants. Nesco shall not and the Nesco Signatory Stockholders agree they shall not, except as contemplated by this Agreement or as may be necessary to effectuate the transactions contemplated by this Agreement or any other Transaction Document, do or propose to do or vote their shares in favor of or consent to any of the following:

               11.2.1 amend or otherwise modify its certificate of incorporation or by-laws;

               11.2.2 issue, sell, dispose of or subject to any Lien or Encumbrance or authorize the issuance, sale, disposition, or creation or sufferance of any Lien or Encumbrance on, or grant or issue any option, warrant or other right to acquire, or make any agreement with respect to, any shares of any class of Nesco's capital stock or any security convertible into or exercisable for any such shares, or alter any of the terms of any outstanding security or make any change in its authorized or outstanding capital stock or its capitalization, whether by reason of any reclassification, recapitalization, stock split, combination, exchange or readjustment of shares, any stock dividend or otherwise, or permit the exercise of any outstanding options;

               11.2.3 declare, set aside, make or pay any dividend or other distribution to any Nesco Stockholder with respect to any class of capital stock of Nesco or any NAC Entity; or

               11.2.4  redeem,   purchase  or  otherwise   acquire  any  of  its
          outstanding securities;

               11.2.5 encumber any of its material assets or properties;

               11.2.6 increase the compensation or other remuneration or benefits payable or to become payable to any director or executive officer, or increase the compensation or other remuneration of benefits payable or to become payable to any other employee, consultant or agent;

               11.2.7 adopt or, except as required by applicable law, amend or make any unscheduled contribution to any employee benefit plan for or with employees, or hire any employees;

               11.2.8 enter into any material contracts or terminate or modify any contract, other than in furtherance of the purposes of this Agreement, except for any termination upon the expiration of any contract prior to the earlier of the Closing Date or Termination Date in accordance with the terms of such contract;

               11.2.9 create, incur, assume or otherwise become liable for any indebtedness in an aggregate amount in excess of $5,000, other than indebtedness directly in furtherance of the transactions contemplated by any of the Transaction Documents;

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

               11.2.10 commence any new operations, whether by acquiring or developing any line of business;

               11.2.11  cancel,  compromise,   release  or  waive  any  material
          receivable, claim or right;

               11.2.12 change its method of accounting or the accounting principles or practices used in the preparation of the Nesco Financial Statements, other than as required by GAAP or SEC accounting rules or as may be requested in writing by HDS's auditors;

               11.2.13 make any loan or advance to any person or acquire any capital stock or other securities or ownership interest in or any material amount of assets of any other business enterprise, or make any material capital investment or expenditure or capital improvement;

               11.2.14  institute or settle any action or proceeding  before any
          Governmental   Authority  relating  to  Nesco,  the  issuance  of  any
          securities of Nesco, or any of its material assets or properties;

               11.2.15 adopt any plan of dissolution or liquidation;

               11.2.16 make any new election or change in any current election with respect to any Taxes, or settle or compromise any federal, state local or foreign Tax liability or agree to the extension of any statute of limitations;

               11.2.17 take any action that would render any of the representations or warranties of Nesco or the Nesco Signatory Stockholders contained in this Agreement misleading, untrue or incorrect in any material respect (subject to any limitations on materiality set forth therein), or cause Nesco or any Nesco Signatory Stockholder to breach or fail to satisfy or comply with any covenant, condition or agreement of Nesco or any Nesco Signatory Stockholder contained herein or in any of the other Transaction Documents in any material respect.

               11.2.18 violate the terms of the Standstill Agreement.

     11.3 Access and Information. Subject to the provisions of Section 13.3, Nesco shall comply with the provisions of Section 4.10.

     11.4 Reservation of Shares of Nesco Common. Prior to the Closing, Nesco shall have reserved for issuance pursuant to this Agreement the number of shares of Nesco Common sufficient to meet all of Nesco's obligations hereunder.

     11.5 Board of Directors.

          11.5.1 Nesco and each Nesco Signatory Stockholder who is a member of the Nesco Board hereby covenant and agree that from and after the Closing, the two (2) current members of the Nesco Board shall appoint Matthew Harriton and another Person to be designated by HDS (the "HDS Designees") to fill two (2) of the three (3) vacancies currently existing of Nesco's Board of Directors; the foregoing to be acceptable to the Nesco Board in the good faith exercise of its reasonable business judgment, which right shall not be assignable. Nesco and each Nesco Signatory Stockholder who is a member of the Nesco Board further agrees that they shall take all action necessary to nominate the HDS Designees to stand for election as directors of Nesco at the initial annual meeting of Nesco Stockholders held after the Closing and at every annual meeting thereafter unless waived by the HDS Signatory Stockholders.

          11.5.2 The HDS Designees may not be removed or replaced without the prior written consent of the HDS Signatory Stockholders (other than any such Stockholders who, at the time consent is requested, are no longer holders of Nesco Common or officers or directors of HDS) except for removal for Cause (but subject to the rights of such HDS Signatory Stockholders to designate the individual to fill any such vacancy and of the Board of Directors to accept the HDS Designee, as provided herein).

          11.5.3 Nesco agrees that the HDS Designees shall be entitled to and shall receive the same compensation as other members of the Nesco Board receive for serving on the Nesco Board.

          11.5.4 Anything contained in this Section 11.5 to the contrary notwithstanding, Nesco, the Nesco Board and each Nesco Signatory
     Stockholder who is a member of the Nesco Board shall not have any obligation under this Section 11 to do any act or thing which violates any provision of applicable law, rule or regulation whether of Nevada or applicable Federal or state securities law, rule or regulation.

          11.5.5 The parties shall comply with the Exchange Act, including Rule 14-f-1 promulgated thereunder, in connection with the changes to be made in the composition of the Nesco Board pursuant to this Section 11.5.

12. COVENANTS OF HDS AND HDS SIGNATORY STOCKHOLDERS PENDING CLOSING. HDS and the HDS Signatory Stockholders, as applicable, covenant and agree that except as otherwise provided in this Agreement, from the date hereof until the first to occur of the Closing Date and the Termination Date:

     12.1 Preservation. HDS shall:

          12.1.1 maintain its corporate existence in good standing;

          12.1.2 preserve intact in all material respects its business organization, preserve its goodwill, exercise reasonable efforts to keep available the services of its current officers and perform all contracts to which HDS is or becomes a party;

          12.1.3 maintain in effect all of its currently existing insurance coverage, if any, or substantially equivalent insurance coverage; and

          12.1.4 notify Nesco immediately of any litigation or other proceeding in which HDS or any of its executive officers or directors is named as a defendant or respondent.

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

     12.2 Negative Covenants. HDS shall not and the HDS Signatory Stockholders agree they shall not, except as contemplated by this Agreement or as may be necessary to effect the transactions contemplated by this Agreement, do or propose to do or vote their shares of HDS Common or HDS Series B Preferred or otherwise consent to any of the following:

          12.2.1 amend or otherwise modify its certificate of incorporation or by-laws;

          12.2.2 issue, sell, dispose of or subject to any Lien or Encumbrance or authorize the issuance, sale, disposition, or imposition of any Lien or Encumbrance on, or grant or issue any option, warrant or other right to acquire, or make any agreement with respect to, any shares of any class of capital stock of HDS or any security convertible into or exercisable for any such securities, or alter any of the terms of any outstanding security or make any change in its authorized or outstanding capital stock or its capitalization, whether by reason of any reclassification, recapitalization, stock split, combination, exchange or readjustment of shares, any stock dividend or otherwise, or permit the exercise of any outstanding options;

          12.2.3 declare, set aside, make or pay any dividend or other distribution to any HDS Stockholder in respect of any class of capital stock of HDS;

          12.2.4 redeem, purchase or otherwise acquire any of its outstanding securities;

          12.2.5 increase the compensation or other remuneration or benefits payable or to become payable to any director or executive officer, or increase the compensation or other remuneration of benefits payable or to become payable to any other employee or consultant or agent;

          12.2.6 adopt or, except as required by applicable law, amend or make any unscheduled contribution to any employee benefit plan for or with employees, or hire any employees;

          12.2.7 terminate or modify any contract, other than in furtherance of the purposes of this Agreement, except for any termination upon the expiration of any contract prior to the earlier of the Closing Date or Termination Date in accordance with the terms of such contract;

          12.2.8 create, incur, assume or otherwise become liable for any indebtedness in an aggregate amount in excess of $5,000, other than indebtedness in furtherance of the transactions contemplated by any of the Transaction Documents, any indebtedness to Nesco or any of its Affiliates and indebtedness incurred in the ordinary course of business consistent with past practices;

          12.2.9 cancel, compromise, release or waive any material receivable, claim or right of HDS;

          12.2.10 adopt accounting principles or practices other than as required by GAAP or SEC accounting rules or as may be recommended by HDS's auditors;

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

          12.2.11 make any loan or advance to any person or acquire any capital stock or other securities, or ownership interest in or any material amount of assets, of any other business enterprise, or make any material capital investment or expenditure or capital improvement;

          12.2.12  adopt any plan of dissolution or liquidation;

          12.2.13 settle or compromise any federal, state local or foreign Tax liability or agree to the extension of any statute of limitations;

          12.2.14 take any action that would render any of the representations or warranties of HDS contained in this Agreement misleading, untrue or incorrect in any material respect (subject to any limitations on materiality set forth herein), or cause HDS or any HDS Signatory
     Stockholder to breach or fail to satisfy or comply with any covenant, condition or agreement of HDS or any HDS Signatory Stockholder contained herein or in any of the other Transaction Documents in any material respect; or

          12.2.15 violate the terms of the Standstill Agreement.

     12.3 Access and Information. Subject to the provisions of Section 10.2 hereof, HDS shall comply with the provisions of Section 5.2.

     12.4 Covenants of HDS Signatory Stockholders. The HDS Signatory Stockholders agree to vote their respective shares of HDS Common and/or HDS Series B Preferred in favor of, or consent to, an action that may be required to be taken by HDS Stockholders in connection with the transactions contemplated by this Agreement or any other Transaction Document.


13. CERTAIN COVENANTS OF THE PARTIES PENDING AND FOLLOWING CLOSING.

     13.1 Covenants of Nesco Signatory Stockholders and HDS Signatory Stockholders. By executing this Agreement, the Nesco Signatory Stockholders and the HDS Signatory Stockholders agree, subject to filing of the Information Statement, to vote their respective shares of voting securities of Nesco (whether held on the date hereof or acquired at any time from the date hereof through the Closing Date) in favor of, or to consent to, the following: (i) the Nesco Name Change, (ii) an increase in the number of authorized shares of Nesco Common pursuant to the Additional Capitalization Amendment and such Amendment,
(iii) the Reverse Split and the Reverse Split Amendment and (iv) election of the two HDS Directors to the Nesco Board as provided in Section 11.5 and any other actions that may be necessary or proper to effectuate any of the foregoing (the "Exchange Transactions"). Each of the Nesco Signatory Stockholders and the HDS Signatory Stockholders further acknowledges and agrees that except for the exercise or exchange of securities contemplated by this Agreement, such Stockholders may not offer, sell, transfer, pledge, assign, hypothecate or otherwise dispose of their respective securities of Nesco (whether held on the date hereof or acquired at any time from the date hereof through the Closing
Date) until the Exchange Transactions shall have been effected. Each Nesco Signatory Stockholder who is and each HDS Signatory Stockholder who becomes a member of the Nesco Board agrees to act in furtherance of the obligations provided in Section 11.5, provided, however, that anything contained in this
Section 13.1 to the contrary notwithstanding, no such Stockholder shall have any

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

obligation under this Section to do any act or thing which violates its duties as a director under applicable law or any other provision of applicable laws, rules or regulations, whether applicable state corporate law or applicable state or Federal securities laws, rules or regulations.

     13.2 Initial 8-K. Upon execution and delivery of this Agreement, Nesco shall prepare and cause its counsel to prepare and provide to HDS and its counsel for review, a Current Report on Form 8-K for filing with the SEC with respect to such execution and delivery (the "Initial 8-K"). HDS and its counsel shall provide Nesco and its counsel with any comments on the Initial 8-K no later than one business day prior to the due date for filing same with the SEC, provided that HDS and its counsel shall have received a draft of same no later than five (5) business days prior to such due date. HDS shall provide Nesco with such information as Nesco may reasonably request in connection with the preparation of the Initial 8-K.

     13.3 Confidentiality. Each of the parties covenants and agrees to keep confidential any and all material non-public information which it has heretofore obtained or shall hereafter obtain, directly or indirectly, from Nesco or HDS pursuant to this Agreement or otherwise, and agrees to use the same only for the purposes of this Agreement but without disclosing the same to any party except as provided below, without Nesco's prior written consent; provided that the terms of this Section 13.3 shall not extend to any such information that: (a) is already publicly known; (b) has become publicly known without any fault of the disclosing party or anyone to whom HDS or Nesco has made disclosure in compliance with the terms of this Section 13.3; or (c) is required to be disclosed to any Governmental Authority as a result of operation of law, regulation, or court order; provided, however, that party wishing to make any disclosure pursuant to this clause (c) shall have first given prompt written notice, if permitted, of such requirement to HDS and Nesco and cooperates with Nesco and HDS to restrict such disclosure and/or obtain confidential treatment thereof. The foregoing notwithstanding, each of HDS and Nesco may disclose such information to its Affiliates and its directors, officers and employees and representatives or the directors, officers, employees and representatives of any of its Affiliates that have a need to know such information (collectively, the "HDS Parties" and the "Nesco Parties," respectively); provided that HDS or Nesco, as the case may be, informs such Persons of the restrictions set forth in this Section 13.3 with respect to such information and such Persons agree to comply with the provisions of this Section 13.3. Each of HDS and Nesco further agrees to give prompt notice to the other of any disclosure made by any of the HDS Parties or the Nesco Parties, respectively, in breach of this Section 13.3, to the extent HDS or Nesco, respectively, has knowledge of such disclosure; provided that HDS or Nesco, respectively, shall have no liability for losses incurred by the other party or any of its Affiliates or their respective officers, directors, stockholders, employees, or representatives solely as the result of the failure by Nesco or HDS, respectively, following its actual receipt of notice from HDS or Nesco, respectively, of disclosure of information in breach of this Agreement, to make prompt public disclosure of the information so disclosed. For purposes of this Section 13.3, the knowledge of HDS shall mean the actual knowledge of Matthew Harriton or any successors to him as Chief Executive Officer of HDS and the knowledge of Nesco shall mean the actual knowledge of its Chief Executive Officer.

     13.4 Standstill Agreement. Except as otherwise provided in this Agreement, the parties agree that the following affirmative and negative covenants apply between the date hereof and the first to occur of (a) the Closing Date and (b) termination of this Agreement (the "Standstill Agreement"):

          13.4.1 neither Nesco or any of the Nesco Signatory Stockholders shall discuss or negotiate with any other Person, or entertain or consider any inquiries, or proposals relating to any the possible issuance of any capital stock or other securities of Nesco in connection with any acquisition of another Person by Nesco or Nesco's acquisition by another Person, whether through an exchange of securities, stock or asset acquisition, merger, consolidation or otherwise; and Nesco shall, and the Nesco Signatory Stockholders shall cause Nesco to, conduct business only in the ordinary course.

          13.4.2 neither HDS or any of the HDS Signatory Stockholders shall discuss or negotiate with any other Person, or entertain or consider any inquiries, or proposals relating to any the possible issuance of any capital stock or other securities of HDS in connection with any acquisition of another Person by HDS or HDS's acquisition by another Person, whether through an exchange of securities, stock or asset acquisition, merger, consolidation or otherwise; and HDS shall, and the HDS Signatory Stockholders shall cause HDS to, conduct business only in the ordinary course.

          13.4.3 Notwithstanding the foregoing provisions of this Section 13.4, Nesco and HDS shall be free to engage in activities described in Sections
     13.4.1 and 13.4.2, respectively, which are designed to further the mutual interests of the parties for the contemplated Exchange, their reorganization and advancement of HDS's business plan.

     13.5 Notification as to Certain Events. Each party shall promptly notify the others of (a) the occurrence or non-occurrence of any fact or event of which such party has knowledge that would be reasonably likely (i) to cause any representation or warranty of such party contained in this Agreement to be untrue or incorrect in any material respect at any time from the date hereof to the Closing or (ii) to cause any covenant, condition or agreement of such party in this Agreement not to be complied with or satisfied in any material respect and (b) any failure of such party to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder in any material respect; provided, however, that no such notification shall affect any of the representations or warranties of such party, or the right of the other party to rely thereon, or the conditions to the obligations of the parties, or the remedies available hereunder, except as otherwise provided in Section 16. The parties shall give prompt notice to the other parties of any notice or other communication from any third Person alleging that the consent of such third Person is or may be required in connection with the transactions contemplated by this Agreement.

     13.6 Reasonable Efforts; Further Action. Upon the terms and subject to the conditions contained herein, each of the parties hereto shall use its reasonable efforts (exercised diligently and in good faith) to take, or cause to be taken, all actions and to do, or cause to be done, all other things reasonably necessary, proper or advisable to consummate and make effective as promptly as practicable the transactions contemplated by this Agreement, to obtain in a timely manner all necessary authorizations and approvals and to effect all necessary registrations and filings, and otherwise to satisfy or cause to be satisfied all conditions precedent to its obligations under this Agreement. If, at any time after the Closing, any such further action is necessary or desirable to carry out the purposes of this Agreement, the officers and directors of Nesco and HDS immediately prior to the Closing are fully authorized in the name of their respective companies or otherwise to take, and will take, all such lawful and necessary or desirable action.

     13.7 Nesco Charter Amendments. As promptly as practicable following the Closing and otherwise in compliance with the terms of this Agreement, Nesco shall increase to 400,000,000 the number of shares of Nesco Common which it is authorized to issue and thereafter effectuate the Reverse Split. Prior to the Closing Date, Nesco shall file the Certificate of Designation in Nevada in compliance with the applicable provisions of the NRS.

     13.8 Closing Report. Upon Closing, Nesco shall prepare and cause its counsel to prepare and provide to HDS and its counsel for review, a Current Report on Form 8-K for filing with the SEC with respect to the consummation of the transactions contemplated by this Agreement (the "Closing Report"). HDS and its counsel shall provide Nesco and its counsel with any comments on the draft of the Closing 8-K no later than one business day prior to the due date for filing same with the SEC, provided that HDS and its counsel shall have received a draft of same no later than five (5) business days prior to such due date. HDS shall provide Nesco with such information as Nesco may reasonably request in connection with the preparation of the Closing 8-K. HDS and Nesco shall, and shall cause their respective auditors to, cooperate in the preparation of the financial statements required to be filed with or as an amendment to the Closing Report (the "Exchange Financial Statements").

     13.9 Additional Filings. The parties shall cooperate with respect to all other filings, applications and notices required to be submitted to any Governmental Authorities and other Persons, or necessary or proper to carry out the transactions contemplated by any of the Transaction Documents.

     13.10 Lock-Up. Each participant in the Exchange, other than holders of Nesco Series A Preferred and Nesco Warrants, agrees not to offer, sell, transfer, assign pledge, hypothecate or otherwise dispose of the Nesco Common or Nesco Series B Preferred (or the Nesco Common same will convert into upon filing of the Additional Capitalization Amendment) such stockholder receives in the Exchange for a period commencing on the date on which such holder receives such securities in the Exchange and continuing until the first anniversary of the Closing Date (the "Lock-Up").

     13.11 Underwritten Public Offering. In the event that shares of Nesco Common are registered in connection with an underwritten public offering undertaken at any time after one hundred twenty (120) days following the Closing Date, all shares of Nesco Common held by the Nesco Signatory Stockholders, the HDS Signatory Stockholders, the holder of the Nesco Stockholder Debt, and the holders of the NAC Shares, the Nesco Warrants and the Nesco Series A Preferred shall be entitled to include their shares of Nesco Common outstanding or issuable on the date hereof or immediately following the Closing, subject to underwriter cutbacks, in the underwriter's sole discretion (an "Underwritten Offering"). In the event that Nesco does not have a written agreement providing for an Underwritten Offering by the 180th day following the Closing Date, the Nesco Signatory Stockholders holding 50.1% or more, in the aggregate, of the then outstanding voting securities held by them, shall have the right to demand that Nesco register their shares for resale under the Securities Act.

14. DELIVERIES AT CLOSING.

     14.1 Nesco Deliveries. Nesco and the Nesco Signatory Stockholders shall deliver to HDS at Closing:

          14.1.1 certificates representing the Nesco Exchange Shares, duly endorsed in blank for transfer;

          14.1.2 the Nesco Exchange Debentures issuable to the holders of the HDS Term Debt and the holder of the Nesco Stockholder Debt, if such holder exercises its option to receive debentures in exchange for such Debt;

          14.1.3 a certificate of an executive officer of Nesco certifying that the representations and warranties of Nesco contained in this Agreement are true and correct on the Closing Date (except those representations and warranties which by their terms refer to another date or dates and that Nesco has satisfied all of the conditions to Closing which it is required to satisfy pursuant to this Agreement;

          14.1.4 a copy of a certificate of good standing for Nesco issued not more than five (5) days prior to Closing by the Nevada Secretary or Department of State; and

          14.1.5 a certificate of the Secretary of Nesco certifying as to the incumbency and signatures of the officers of Nesco executing and delivering documents at Closing, and that attached to such certificate are true and correct copies of the certificate of incorporation and by-laws of Nesco, each as amended to the Closing Date, and including the Additional Capitalization Amendment.

          14.1.6 opinion of counsel to Nesco to be annexed as Exhibit 14.1.6 hereto, in form and substance substantially as delivered in transactions of this nature and legally satisfactory to counsel for HDS, in the exercise of its reasonable legal judgment, provided that such opinion may be given by Nesco's New York State counsel and may refer to, and rely upon, an opinion of Nevada counsel to Nesco as to matters of Nevada law.

     14.2 HDS Deliveries. HDS and/or the HDS Signatory Stockholders shall deliver to Nesco at Closing:

          14.2.1 certificates representing their shares of HDS Common and HDS Series B Preferred or other evidence of issuance and ownership thereof;

          14.2.2 Evidence of the HDS Term Debt for cancellation upon conversion;

          14.2.3 a certificate of an executive officer of HDS certifying that the representations and warranties of HDS contained in this Agreement are true and correct on the Closing Date (except those representations and warranties which by their terms refer to another date or dates and that HDS has satisfied all of the conditions to Closing which it is required to satisfy pursuant to Section 15 hereof;

          14.2.4 a copy of a certificate of good standing for HDS issued not more than five (5) days prior to Closing by the Department or Secretary of State of Delaware; and

          14.2.5 a certificate of the Secretary of HDS certifying as to the incumbency and signatures of the officers of HDS executing and delivering documents at Closing, and that attached to such certificate are true and correct copies of the certificate of incorporation and by-laws of HDS, each as amended to the Closing Date; and

          14.2.6 an opinion of counsel to HDS to be annexed as Exhibit 14.2.6 hereto, in form and substance substantially as delivered in transaction of this nature and legally satisfactory to counsel for Nesco, in the exercise of its reasonable legal judgment.


15.  CONDITIONS PRECEDENT TO THE OBLIGATIONS OF THE PARTIES.

     15.1 Conditions Precedent to Obligations of All Parties. The obligations of the parties to consummate the Exchange and the other transactions contemplated hereby are subject to the satisfaction of the following conditions:

          15.1.1 Nesco shall have filed Form 99 and all other documents required to be filed by it in connection with the Exchange under New York Blue Sky Laws;

          15.1.2 there shall be no default subsisting under the secured equipment debt of HDS to Becton, Dickinson in the outstanding principal amount of $800,000 which shall not have been waived or cured, and the note evidencing such debt shall have been restructured on terms which Nesco and HDS agree can be serviced and amortized by Nesco in the ordinary course of business;

          15.1.3 HDS shall have entered into an amended deposit agreement with Cygnus Corp., pursuant to which the $800,000 deposit shall have become non-refundable and terms for applying the deposit or otherwise satisfying the deposit obligation shall have been set forth; and

          15.1.4 All required approvals of or consents to the Exchange and this Agreement of any Governmental Authority shall have been obtained which may be legally obtained on or before Closing Date.

     15.2 Conditions Precedent to Obligations of Nesco and the Nesco Signatory Stockholders. The obligations of Nesco and the Nesco Signatory Stockholders to consummate the Exchange and the other transactions contemplated hereby are subject to the satisfaction of the following conditions:

          15.2.1 Each of HDS and the HDS Signatory Stockholders shall have performed, in all material respects, all of their respective obligations under this Agreement required to be performed by it or them prior to the Closing Date;

          15.2.2 the  respective  representations  and warranties of HDS and the
     HDS Signatory Stockholders contained in this Agreement and in any certificate or other writing delivered by HDS or any such Stockholder pursuant to this Agreement shall be true in all material respects at and as of the Closing Date as if made at and as of such time, except to the extent that particular representations or warranties are made as of other specified date or dates, in which event, they shall be true in all material respects as of such other date or dates, respectively, and Nesco shall have received a certificate signed by an executive officer of HDS (which certificate shall not impose any personal liability on such officer) to the foregoing effect;

          15.2.3 there shall have occurred no material adverse changes in the business or financial condition of HDS between the date hereof and the Closing Date; and

          15.2.4 the holder (s)of the HDS Term Debt shall have agreed to effect the HDS Term Debt Conversion upon Closing.

     15.3 Conditions to Obligations of HDS and the HDS Signatory Stockholders. The obligations of HDS and the HDS Signatory Stockholders to consummate the Exchange and the other transactions contemplated hereby are subject to the satisfaction of the following conditions, any of which may be waived by the HDS Board with the consent of HDS Signatories holding a majority of the HDS Common and HDS Series B Preferred held by such HDS Signatories:

          15.3.1 Each of Nesco and the Nesco Signatory Stockholders shall have performed, in all material respects, all of their respective obligations under this Agreement required to be performed by it at or prior to the Closing or the Closing Date;

          15.3.2 the respective representations and warranties of Nesco and the Nesco Signatory Stockholders contained in this Agreement and in any certificate or other writing delivered by Nesco or any such Stockholder pursuant to this Agreement shall be true in all material respects at and as of the Closing Date as if made at and as of such time, except to the extent that particular representations or warranties are made as of other specified date or dates, in which event, they shall be true in all material respects as of such other date or dates, respectively, and Nesco shall have received a certificate signed by an executive officer of Nesco (which certificate shall not impose any personal liability on such officer) to the foregoing effect;

          15.3.3 there shall have occurred no material adverse changes in the business or financial condition of Nesco between the date hereof and the Closing Date; and

          15.3.4 The Nesco Warrant Conversion shall have been effected and the Nesco Special Warrants shall have been cancelled prior to the Closing Date;

          15.3.5 The Nesco Stockholder Debt shall have been converted into Nesco Debentures as provided in this Agreement prior to the Closing Date;

          15.3.6 Nesco shall have disposed of all of its right, title and interest in the NAC Entities on the terms set forth in Section 4.6 hereof prior to the Closing Date;

          15.3.7 Nesco shall use its best efforts to have its shares of Nesco Common re- admitted for quotation on the OTCBB as soon as practicable, and there shall be no inquiry pending or threatened that could bar such readmission or result in de-listing of Nesco Common for quotation or trading on the OTCBB; Nesco and the Nesco Signatory Stockholders shall be current in filing all reports and other documents required to be filed by them, respectively, with the SEC;

          15.3.8 On the Closing Date, Nesco shall have cash on hand of not less than $550,000 and outstanding payables or debt not exceeding $200,000, after giving effect to conversion of the Nesco Stockholder Debt as provided in Section 4.4 hereof. The outstanding principal and accrued interest on the Secured Term Loan in the principal amount of $125,000 between Hydrogel, as borrower, and Nesco, as lender, shall be deemed part of the cash on hand as required hereby;

          15.3.9 The Exchange shall not violate any Federal or state law, rule or regulation to which Nesco is subject, and Nesco shall have received all necessary approvals and consents of the Nesco Board and its Stockholders, if applicable.

          15.3.10 Other than as provided in this Agreement, immediately prior to the Closing, the number of shares of Nesco Common outstanding shall be no greater than the number outstanding on the date hereof and no other securities of Nesco shall be outstanding and there shall be no commitment outstanding to issue any such securities.


16. TERMINATION.

     16.1 Right to Terminate. This Agreement may be terminated prior to Closing, and the contemplated transactions abandoned at any time prior to the Closing Date without liability to either party, except as specified below in this
Section 16:

          16.1.1 by mutual written agreement of Nesco and HDS;

          16.1.2 by Nesco or HDS if (a) any provision of any applicable law or regulation or (b) any judgment, injunction, order or decree of a court of competent jurisdiction that prohibits the consummation of the Exchange is entered and shall have become final and non- appealable, which law, regulation, judgment, injunction, order or decree is not based upon the requirement of approval of Nesco's Stockholders, provided that the party seeking to terminate this Agreement pursuant to the foregoing provisions of paragraph (b) of this Section 16.1.2 shall have used its reasonable best efforts to remove any such injunction, order or decree.

          16.1.3 by Nesco if: (i) any of the conditions precedent to the obligations of Nesco set forth in Section 16.2 hereof shall not have been satisfied in any material respect by the Closing Date or any other date prior to the Closing provided herein for satisfaction thereof; or (ii) if, on or prior to the Closing Date, the due diligence review by Nesco or its representatives of the books and records of HDS reveals a material breach of any of the representations and warranties of HDS or any HDS Signatory Stockholder contained herein or in any certificate delivered pursuant to this Agreement or there is any material adverse change in the financial condition or results of operations of HDS from those as presented in the HDS Balance Sheet, unless such change is reflected herein or in the HDS Disclosure Schedule.

          16.1.4 by HDS (i) if any of the conditions to the obligations of HDS set forth in Section 16.3 hereof shall not have been satisfied in any material respect by the Closing Date or any other date prior to the Closing provided herein for satisfaction thereof; (ii) if, on or prior to the Closing Date, the due diligence review by HDS or its representatives of Nesco's books and records reveals a material breach of any of the representations and warranties of Nesco or any Nesco Signatory Stockholder contained herein or in any certificate delivered pursuant to this Agreement or there is any material adverse change in the business or financial condition or its results of operations of Nesco from those as presented in the Nesco Annual Report and the Nesco 10-QSB for the period ended October 31, 2003; or (iii) pursuant to Section 4.5.2.

     16.2 Termination Date; Notice of Termination. Any party may exercise its right under Section to terminate this Agreement by giving notice thereof in writing to each of the other parties (the "Termination Notice"). This Agreement shall terminate on the date on which the first Termination Notice shall have been given by HDS or Nesco pursuant to Section 18.

     16.3 Effects of Termination. In the event of termination of this Agreement pursuant to this Section 16 ("Termination"), each of the parties hereby expressly waive their rights to recover all other damages, fees, costs, and expenses, including incidental, consequential and punitive damages, from any of the other parties as a result of any termination of this Agreement; provided, however, that: (a) If either HDS or Nesco terminates this Agreement in bad faith, the non-terminating party shall be entitled to recover reasonable attorneys' and auditors' fees, costs and expenses expended in connection with the Exchange; and (b) HDS may terminate this Agreement pursuant to the provisions of Section 4.5.2. Effective as of the Termination Date, this Agreement shall forthwith become void and of no further force or effect, except for (i) the obligations set forth in this Section 16.3; and (ii) the obligations of confidentiality set forth in Section 13.3 hereof.

17. NATURE AND SURVIVAL OF REPRESENTATIONS. All representations, warranties and covenants of the parties contained herein or in any certificate or other instrument delivered by or on behalf of any of the parties pursuant hereto, or in connection with the transactions contemplated hereby, shall be deemed representations and warranties by such party, respectively, but shall not survive the Closing, provided, however, that representations of any party with respect to any Tax matter, any Environmental Liability, any ERISA matter or matter related to any employee benefit plan shall survive until expiration of the applicable statute of limitations.

18. NOTICES. All notices, requests and other communications to any party hereunder shall be in writing (including facsimile transmission) and shall be given,

     If to Nesco or any Nesco Signatory Stockholder, to:

          Nesco Industries, Inc.
          22-09 Queens Plaza North
          Long Island City,  NY 11101
          Fax No.: ____________________
          Attention: ___________________
     with a copy to:

          Davidoff & Malto LLP
          605 Third Avenue
          34th Floor
          New York, NY 10158
          Fax No.: (212) 557-7200
          Attention:  Jeffrey Citron


     If to HDS or any HDS Signatory Stockholder, to:

          Hydrogel Design Systems, Inc.
          305 Madison Avenue
          Suite 4510
          New York, NY 10165
          Fax No.: (212) 808-0113
          Attention: Matthew Harriton
          Chief Executive Officer

     with a copy to:

          Beckman, Lieberman & Barandes
          116 John Street
          Suite 1313
          New York, New York 10038
          Fax No.: (212) 608-9687
          Attention: Robert Barandes, Esq.

     or to such other address or fax number as such party may hereafter specify for purposes of notice by giving notice to the other parties hereto. All such notices, requests and other communications shall be deemed given on the date of receipt by the recipient thereof, if received prior to 5 p.m. in the place of receipt and such day is a business day in the place of receipt, or if received later, the next succeeding business day in the place of receipt.

19. AMENDMENTS; NO WAIVERS. Any provision of this Agreement may be amended or waived prior to the first to occur of the Closing Date and the Termination Date but only if such amendment or waiver is in writing and is signed, in the case of an amendment, by each party to this Agreement, or in the case of a waiver, by the party against whom the waiver is to be effective. No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

20. GOVERNING LAW; ARBITRATION. This Agreement has been prepared, negotiated and delivered in the State of New York and shall be governed by, and construed in accordance with, the laws of that State, without giving effect to the principles thereof relating to the conflict of laws. Any dispute arising pursuant to or in any way related to this Agreement or the transactions contemplated hereby shall be settled by arbitration, provided, however, that nothing in this Section shall restrict the right of either party to apply to a court of competent jurisdiction for emergency relief pending final determination of a claim by arbitration in accordance with this Section. All arbitration shall be conducted in New York, New York, in accordance with the rules and regulations of the American Arbitration Association then obtaining. The laws of New York shall govern the disposition of any such arbitration. The decision of the arbitrator shall be binding upon the parties and judgment in accordance with that decision may be entered in any court of competent jurisdiction. Each party hereby submits to the jurisdiction of the American Arbitration Association and consents to the venue stated in this Section.

21. ENFORCEABILITY. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by applicable law, the parties hereto hereby waive any provision of law which renders any provision hereof prohibited or unenforceable in any respect.

22. SUCCESSORS AND ASSIGNS; NO THIRD PARTY BENEFICIARIES. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided that no party may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the consent of the other parties hereto.

23. ENTIRE AGREEMENT. This Agreement, including all Exhibits and Schedules hereto, constitutes the entire agreement between the parties with respect to the subject matter of this Agreement and supersede all prior agreements and understandings, both oral and written between or among any of the parties with respect to the subject matter hereof and thereof.

24. COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                             SIGNATURE PAGES FOLLOW

                           COUNTERPART SIGNATURE PAGE
                                       TO
                SHARE EXCHANGE AGREEMENT DATED FEBRUARY __, 2004


IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first written above, by signing on the appropriate signature page hereto.


                                            HYDROGEL DESIGN SYSTEMS, INC.

                                            By:  /s/ Matthew Harriton
                                                   -------------------------
                                                   Matthew Harriton
                                                   Chief Executive Officer

                                  SHAREHOLDERS

/s/ Matthew Harriton
-------------------------
Matthew Harriton

/s/ Richard Harriton
------------------------
Richard Harriton

/s/ Bernard Gervis
----------------------
Bernard Gervis

/s/ Murray Forman
----------------------
Murray Forman

/s/ Mitch Gervis
-------------------
Mitch Gervis

/s/ Harvey Greenfield
--------------------------
Harvey Greenfield

/s/ Alexa Greenfield
------------------------
Alexa Greenfield

/s/ Jessica Greenfield
-------------------------
Jessica Greenfield

/s/ Stanley A. Lefkowitz
-----------------------------
Stanley A. Lefkowitz

/s/ Jonathan Spencer
------------------------
Jonathan Spencer

/s/ Robert Toll
-----------------
Robert Toll

/s/ Lawrence Altman
-------------------------
Lawrence Altman

/s/ Karen Nazzareno
------------------------
Karen Nazzareno

/s/ Michael Vicario
-----------------------
Michael Vicario

/s/ Michael Gray
--------------------
Michael Gray

/s/ Michael Miller
---------------------
Michael Miller

/s/ Reginald Spinello
-------------------------
Reginald Spinello

/s/ Richard Kahn
--------------------
Richard Kahn

/s/ Robin Bartosh
---------------------
Robin Bartosh

/s/ Ronit Sucoff
-------------------
Ronit Sucoff

/s/ Tom Stednick
--------------------
Tom Stednick

/s/ Marian Acree
--------------------
Marian Acree

/s/ Paul Berkman
--------------------
Paul Berkman

/s/ Edward Bond
--------------------
Edward Bond

/s/ Marc Cohen
------------------
Marc Cohen

/s/ Robert Gordon
---------------------
Robert Gordon

/s/ James W. Johnson
--------------------------
James W. Johnson

/s/ David Muffet
--------------------
David Muffet

/s/ Jerold Novack
---------------------
Jerold Novack

/s/ David Petterson
-----------------------
David Petterson

/s/ David Roush
-------------------
David Roush

/s/ Joel Schoenfeld
----------------------
Joel Schoenfeld

/s/ Clement McGillicuddy
-------------------------------
Clement McGillicuddy

/s/ John R. McClenon
--------------------------
John R. McClenon

/s/ Alfred Abiouness
------------------------
Alfred Abiouness

/s/ Frederick Cunningham
-------------------------------
Frederick Cunningham

/s/ Trude Taylor
-------------------
Trude Taylor

/s/ Andrew Fabrikant
-------------------------
Andrew Fabrikant

/s/ Arlene Harriton
-----------------------
Arlene Harriton

/s/ Amy Post
---------------
Amy Post

/s/ Bruce Watkins
---------------------
Bruce Watkins

/s/ Eileen A. Kaplan
------------------------
Eileen A. Kaplan

/s/ Greg Robb
-----------------
Greg Robb

/s/ Harvey Kohn
--------------------
Harvey Kohn

/s/ Helaine Kaplan
----------------------
Helaine Kaplan

/s/ Helen Kohn
------------------
Helen Kohn

The Falconwood Corp.
By: /s/ Stanley Lefkowitz
-------------------------------
Stanley Lefkowitz

JEF LTD Partnership
By: /s/ Stanley Lefkowitz
-------------------------------
Stanley Lefkowitz

Skyes Corp.
By: /s/ Warren Scheiber
-----------------------------
Warren Scheiber

K & A Trust
By: /s/ Maxine Ganer
--------------------------
Maxine Ganer

Embryo Development Corp.
By: /s/ Matthew Harriton
------------------------------
Matthew Harriton

Harto Family Partners, LP
By: /s/ Maxine Ganer
--------------------------
Maxine Ganer

KSH Strategic Fund
By: /s/ Cary Sucoff
-------------------------
Cary Sucoff

KSH Investment Fund, 1, LP
By: /s/ Cary Sucoff
-------------------------
Cary Sucoff

LW Marjac, LLC
By: /s/ Alan M. Zunamon
-------------------------------
Alan M. Zunamon

The BRT Partnership
By: /s/ Solomon A. Weisgal
----------------------------------
Solomon A. Weisgal

Armen Partners
By: /s/ Garo Armen
-----------------------
Garo Armen

Marion Geri Lewis Educational Trust
By: /s/ S. Lewis, tte.
------------------------
S. Lewis

Sue Berland  Revocable Living Trust
By: /s/ Sue Berland
-----------------------
Sue Berland

Richard A. Kahn IRA/SEP Bear Sterns as Custodian
By: /s/ Richard A. Kahn
-----------------------------
Richard Kahn

The Jessica Heather Brodsky Trust
By: /s/ Jessica Heather Brodsky
--------------------------------------
Jessica Heather Brodsky

The David Craig Brodsky Trust
By: /s/ David Craig Brodsky
----------------------------------
David Craig Brodsky

The Jeffrey Holden Brodsky Trust
By: /s/ Jeffrey Holden Brodsky
-------------------------------------
Jeffrey Holden Brodsky

MJH Trust
By: /s/ Arlene Harriton
---------------------------
Arlene Harriton

Carlton Scharman
By: /s/ Ronald Scharman
------------------------------
Ronald Scharman

Julian Scharman
By: /s/ Ronald Scharman
------------------------------
Ronald Scharman

                           COUNTERPART SIGNATURE PAGE
                                       TO
                SHARE EXCHANGE AGREEMENT DATED FEBRUARY __, 2004


IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first above written, by signing on the appropriate signature page hereto.


                                       NESCO INDUSTRIES, INC.
                                       By: /s/ Santo Petrocelli
                                       --------------------------------
                                       Santo Petrocelli
                                       Chief Executive Officer

                                  SHAREHOLDERS

/s/ Robert Cohen
--------------------
Robert Cohen

/s/ Joel Schoenfeld
----------------------
Joel Schoenfeld

/s/ Charles Simonyi
------------------------
Charles Simonyi

/s/ Alan J. Rubin
--------------------
Alan J. Rubin

KSH Strategic Investment Fund, 1, LP
By: /s/ Cary Sucoff
-----------------------
Cary Sucoff

                                LIST OF EXHIBITS


Exhibit A           NESCO DISCLOSURE SCHEDULE

Exhibit B           HDS DISCLOSURE SCHEDULE

Exhibit 4.1         ADDITIONAL CAPITALIZATION AMENDMENT

Exhibit 8.1         EMPLOYMENT AGREEMENT

Exhibit 9.4         NESCO BOARD CONSENT

Exhibit 10.4        HDS BOARD CONSENT

Exhibit 10.9        HDS BALANCE SHEET

Exhibit 14.1.6      OPINION OF COUNSEL TO NESCO

Exhibit 14.2.6      OPINION OF COUNSEL TO HDS

                                    Exhibit A

                            NESCO DISCLOSURE SCHEDULE

                                    Exhibit B

                             HDS DISCLOSURE SCHEDULE

No additional information required.

                                   Exhibit 4.1

                       ADDITIONAL CAPITALIZATION AMENDMENT

                                   Exhibit 8.1


                              EMPLOYMENT AGREEMENT

                                   Exhibit 9.4

                               NESCO BOARD CONSENT

                                  Exhibit 10.4

                                HDS BOARD CONSENT

                                  Exhibit 10.9

                                HDS BALANCE SHEET

                                 Exhibit 14.1.6

                           OPINION OF COUNSEL TO NESCO

                                 Exhibit 14.2.6

                            OPINION OF COUNSEL TO HDS

                                TABLE OF CONTENTS


1.   INCORPORATION OF RECITALS; CERTAIN DEFINITIONS; CONSTRUCTION.
 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .1
     1.1  Recitals . . . . . . . . . . . . . . . . . . . . . . .1
     1.2  Certain Definitions. . . . . . . . . . . . . . . . . .1
     1.3  Gender; Number; Certain Definitions, References. . . .7
     1.4  Beneficial Ownership . . . . . . . . . . . . . . . . .8

2.   PLAN OF REORGANIZATION. . . . . . . . . . . . . . . . . . .8

3.   CAPITALIZATION. . . . . . . . . . . . . . . . . . . . . . .8
     3.1  Capitalization of Nesco. . . . . . . . . . . . . . . .8
     3.2  Nesco Security Ownership . . . . . . . . . . . . . . .9
     3.3  HDS Capitalization . . . . . . . . . . . . . . . . . .9
     3.4  HDS Beneficial Ownership . . . . . . . . . . . . . . .9

4.   CERTAIN NESCO COVENANTS.  . . . . . . . . . . . . . . . . 10
     4.1  Additional Capitalization. . . . . . . . . . . . . . 10
     4.2  Nesco Preferred Conversion . . . . . . . . . . . . . 10
     4.3  Nesco Warrant Conversion . . . . . . . . . . . . . . 10
     4.4  Conversion of Nesco Stockholder Debt . . . . . . . . 11
     4.5  Disposition of NAC Entities. . . . . . . . . . . . . 11
     4.6  Reverse Split. . . . . . . . . . . . . . . . . . . . 12
     4.7  Change of Name . . . . . . . . . . . . . . . . . . . 12
     4.8  Certificate of Designation . . . . . . . . . . . . . 12
     4.9  Nesco Preliminary Information Statement. . . . . . . 13
     4.10 Nesco Information Statement. . . . . . . . . . . . . 13
     4.11 Due Diligence. . . . . . . . . . . . . . . . . . . . 13

5.   CERTAIN HDS COVENANTS.. . . . . . . . . . . . . . . . . . 13
     5.1  Cooperation. . . . . . . . . . . . . . . . . . . . . 13
     5.2  Due Diligence. . . . . . . . . . . . . . . . . . . . 14

6.   THE EXCHANGE. . . . . . . . . . . . . . . . . . . . . . . 14
     6.1  Exchange of Securities . . . . . . . . . . . . . . . 14
     6.2  HDS Debt . . . . . . . . . . . . . . . . . . . . . . 16
     6.3  Adviser Shares . . . . . . . . . . . . . . . . . . . 17
     6.4  Harriton Stock Option. . . . . . . . . . . . . . . . 17
     6.5  Reverse Split; Information Statement . . . . . . . . 17
     6.6  No Liens or Encumbrances . . . . . . . . . . . . . . 17
     6.7  Change of Name . . . . . . . . . . . . . . . . . . . 17
     6.8  Restrictions on Transfer . . . . . . . . . . . . . . 17
     6.9  Reservation of Shares. . . . . . . . . . . . . . . . 19
     6.10 Obligation to Participate in the Exchange; Exchange
          Procedures . . . . . . . . . . . . . . . . . . . . . 19
     6.11 Expenses of Exchange and Other Transactions. . . . . 19

7.   CLOSING; CLOSING DATE.. . . . . . . . . . . . . . . . . . 19
     7.1  Closing. . . . . . . . . . . . . . . . . . . . . . . 19
     7.2  Closing Date . . . . . . . . . . . . . . . . . . . . 19
     7.3  Subsequent Closing Dates . . . . . . . . . . . . . . 20

8.   EMPLOYMENT AGREEMENT; HARRITON OPTION.  . . . . . . . . . 20
     8.1  Employment Agreement . . . . . . . . . . . . . . . . 20
     8.2  Harriton Option. . . . . . . . . . . . . . . . . . . 20

9.   REPRESENTATIONS AND WARRANTIES OF NESCO AND THE NESCO
     SIGNATORY STOCKHOLDERS . . . .  . . . . . . . . . . . . . 21
     9.1  Corporate Existence and Power. . . . . . . . . . . . 21
     9.2  Articles of Incorporation and By-laws; Minute Books. 21
     9.3  Corporate Authorization. . . . . . . . . . . . . . . 21
     9.4  Nesco Board Consent. . . . . . . . . . . . . . . . . 21
     9.5  Governmental Authorization . . . . . . . . . . . . . 21
     9.6  Non-Contravention. . . . . . . . . . . . . . . . . . 22
     9.7  Capitalization; Validity of Securities . . . . . . . 22
     9.8  Subsidiaries; No Liability for Obligations of NAC
          Entities . . . . . . . . . . . . . . . . . . . . . . 23
     9.9  SEC Filings. . . . . . . . . . . . . . . . . . . . . 23
     9.10 Financial Statements . . . . . . . . . . . . . . . . 23
     9.11 Absence of Certain Changes . . . . . . . . . . . . . 23
     9.12 No Undisclosed Material Liabilities. . . . . . . . . 24
     9.13 Compliance with Laws and Court Orders. . . . . . . . 25
     9.14 Litigation . . . . . . . . . . . . . . . . . . . . . 25
     9.15 Finder's Fee . . . . . . . . . . . . . . . . . . . . 25
     9.16 Taxes. . . . . . . . . . . . . . . . . . . . . . . . 25
     9.17 Employee Benefit Plans . . . . . . . . . . . . . . . 26
     9.18 Environmental Matters. . . . . . . . . . . . . . . . 26
     9.19 Patents and Other Proprietary Rights . . . . . . . . 27
     9.20 Antitakeover Statutes. . . . . . . . . . . . . . . . 27
     9.21 Affiliate Transactions . . . . . . . . . . . . . . . 27
     9.22 Trading; Reporting Company Status. . . . . . . . . . 27
     9.23 Investment Representations . . . . . . . . . . . . . 27
     9.24 Insurance. . . . . . . . . . . . . . . . . . . . . . 27
     9.25 Ownership of Signatory Stockholders. . . . . . . . . 28
     9.26 Accredited Investor Status . . . . . . . . . . . . . 28
     9.27      Nesco Signatories . . . . . . . . . . . . . . . 28
     9.28 No General Solicitation. . . . . . . . . . . . . . . 29

10.  REPRESENTATION AND WARRANTIES OF HDS AND THE HDS SIGNATORY
     STOCKHOLDERS . . . . . . . . . . . . . . . . . . . . .  . 29
     10.1 Corporate Existence and Power. . . . . . . . . . . . 29
     10.2 Certificate of Incorporation and By-laws; Minute
          Books. . . . . . . . . . . . . . . . . . . . . . . . 29
     10.3 Corporate Authorization. . . . . . . . . . . . . . . 29
     10.4 HDS Board Consent. . . . . . . . . . . . . . . . . . 30

     10.5  Governmental Authorization . . . . . . . . . . . . .30
     10.6  Non-Contravention. . . . . . . . . . . . . . . . . .30
     10.7  Capitalization; Validity of Securities. . . . . . . 30
     10.8  Subsidiaries . . . . . . . . . . . . . . . . . . . .31
     10.9  Financial Statements; Absence of Certain Changes . .31
     10.10 No Undisclosed Material Liabilities . . . . . . . . 32
     10.11 Compliance with Laws and Court Orders . . . . . . . 32
     10.12 Litigation. . . . . . . . . . . . . . . . . . . . . 33
     10.13 Finder's Fee. . . . . . . . . . . . . . . . . . . . 33
     10.14 Taxes . . . . . . . . . . . . . . . . . . . . . . . 33
     10.15 Employee Benefit Plans. . . . . . . . . . . . . . . 33
     10.16 Environmental Matters . . . . . . . . . . . . . . . 34
     10.17 Patents and Other Proprietary Rights. . . . . . . . 34
     10.18 Antitakeover Statutes . . . . . . . . . . . . . . . 34
     10.19 Beneficial Ownership of Signatory Stockholders. . . 34
     10.20 HDS Signatories . . . . . . . . . . . . . . . . . . 34
     10.21 No General Solicitation . . . . . . . . . . . . . . 35
     10.22 Investment Representations. . . . . . . . . . . . . 35

11.  COVENANTS OF NESCO AND NESCO SIGNATORY STOCKHOLDERS PENDING
     CLOSING. . . . . . . . . . . . . . . . . . . . . . . . . .35
     11.1 Preservation . . . . . . . . . . . . . . . . . . . . 35
     11.2 Negative Covenants . . . . . . . . . . . . . . . . . 36
     11.3 Access and Information . . . . . . . . . . . . . . . 37
     11.4 Reservation of Shares of Nesco Common. . . . . . . . 37
     11.5 Board of Directors . . . . . . . . . . . . . . . . . 37

12.  COVENANTS OF HDS AND HDS SIGNATORY STOCKHOLDERS PENDING
     CLOSING. . . . . . . . . . . . . . . . . . . . . . . . . .38
     12.1 Preservation . . . . . . . . . . . . . . . . . . . . 38
     12.2 Negative Covenants . . . . . . . . . . . . . . . . . 39
     12.3 Access and Information . . . . . . . . . . . . . . . 40
     12.4 Covenants of HDS Signatory Stockholders. . . . . . . 40

13.  CERTAIN COVENANTS OF THE PARTIES PENDING AND FOLLOWING
     CLOSING.. . . . . . . . . . . . . . . . . . . . . . . . . 40
     13.1 Covenants of Nesco Signatory Stockholders and HDS
          Signatory Stockholders . . . . . . . . . . . . . . . 40
     13.2 Initial 8-K. . . . . . . . . . . . . . . . . . . . . 41
     13.3 Confidentiality. . . . . . . . . . . . . . . . . . . 41
     13.4 Standstill Agreement . . . . . . . . . . . . . . . . 41
     13.5 Notification as to Certain Events. . . . . . . . . . 42
     13.6 Reasonable Efforts; Further Action . . . . . . . . . 42
     13.7 Nesco Charter Amendments . . . . . . . . . . . . . . 43
     13.8 Closing Report . . . . . . . . . . . . . . . . . . . 43
     13.9 Additional Filings . . . . . . . . . . . . . . . . . 43
     13.10 Lock-Up . . . . . . . . . . . . . . . . . . . . . . 43

     13.11 Underwritten Public Offering. . . . . . . . . . . . 43

14.  DELIVERIES AT CLOSING.. . . . . . . . . . . . . . . . . . 43
     14.1 Nesco Deliveries . . . . . . . . . . . . . . . . . . 43
     14.2 HDS Deliveries . . . . . . . . . . . . . . . . . . . 44

15.  CONDITIONS PRECEDENT TO THE OBLIGATIONS OF THE PARTIES. . 45
     15.1 Conditions Precedent to Obligations of All Parties . 45
     15.2 Conditions Precedent to Obligations of Nesco and
          the Nesco Signatory Stockholders . . . . . . . . . . 45
     15.3 Conditions to Obligations of HDS and the HDS
          Signatory Stockholders . . . . . . . . . . . . . . . 46

16.  TERMINATION.  . . . . . . . . . . . . . . . . . . . . . . 47
     16.1 Right to Terminate . . . . . . . . . . . . . . . . . 47
     16.2 Termination Date; Notice of Termination. . . . . . . 48
     16.3 Effects of Termination.. . . . . . . . . . . . . . . 48

17.  NATURE AND SURVIVAL OF REPRESENTATIONS. . . . . . . . . . 48

18.  NOTICES . . . . . . . . . . . . . . . . . . . . . . . . . 48

19.  AMENDMENTS; NO WAIVERS. . . . . . . . . . . . . . . . . . 49

20.  GOVERNING LAW; ARBITRATION. . . . . . . . . . . . . . . . 49

21.  ENFORCEABILITY. . . . . . . . . . . . . . . . . . . . . . 50

22.  SUCCESSORS AND ASSIGNS; NO THIRD PARTY BENEFICIARIES. . . 50

23.  ENTIRE AGREEMENT. . . . . . . . . . . . . . . . . . . . . 50

24.  COUNTERPARTS. . . . . . . . . . . . . . . . . . . . . . . 50